SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2 )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

WESTBRIDGE RESEARCH GROUP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

WESTBRIDGE RESEARCH GROUP

1260 Avenida Chelsea

Vista, CA 92081

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held July 19, 2013

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Westbridge Research Group (the "Company") will be held at the offices of Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA 92081, on July 19, 2013, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To approve, subject to final action by the Board, an amendment to our Articles of Incorporation, whereby the Company will effect a 1 for 833 reverse stock split (the “Reverse Stock Split”) with all fractional shares following the Reverse Stock Split to be cancelled and converted into the right to receive $1.93 for each share of the Company’s common stock (“Common Stock”) held of record prior to the Reverse Split;

2.	To elect three (3) directors of the Board to serve until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified.

3.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

4.	To provide an advisory vote on the frequency of the occurrence of the shareholder vote on compensation paid to named executive officers;

5.	To ratify the appointment of PKF as the independent accountants of the Company for the fiscal year ending November 30, 2013; and,

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Pursuant to the Bylaws, the Board of Directors has fixed May 29, 2012, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the Meeting. For directions to Westbridge please call 800-876-2767 or email wrg@westbridge.com

If you are unable to attend the meeting in person, you are requested to date, sign and return the enclosed proxy as promptly as possible. An envelope is enclosed for your convenience. If you receive more than one proxy because you own shares registered in two or more names or at different addresses each proxy should be completed and returned. The execution of your proxy will not affect your right to vote in person if you are present at the meeting. If you vote by Internet or telephone, please do not mail a proxy or voting instruction card. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Forsyth, Secretary

Vista, California

May 29, 2012

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENCE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR RELATED SCHEDULE 13-E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

Important Notice Regarding the Availability of Proxy Materials for

The Annual Meeting of shareholders to be Held on July 19, 2013

The proxy statement, our form of proxy card, our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2013, and our audited consolidated balance sheets as of November 30, 2012 and November 30, 2011, and their related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended November 30, 2012 are available on the Internet at http: www.cstproxy.com/westbridge/2013. The Company intends to file a Quarterly Report on Form 10-Q on or about July 15, 2013 for the quarterly period ended May 31, 2013 which should be available on the Internet at the same location.

INTRODUCTION	1

SUMMARY OF TERMS OF THE REVERSE STOCK SPLIT	2

SPECIAL FACTORS	5
Purpose and Reasons for the Reverse Stock Split	5
Background	6
Board Deliberations	7
Alternatives Considered	8
Fairness of the Reverse Stock Split	9
Effect of the Reverse Stock Split on Stock Options	12
Potential Conflicts of Interest of Officers, Directors, and Certain Affiliated Persons	12
Third Party Valuation Report	12
Certain Effects of the Reverse Stock Split on the Company’s Shareholders	16
Federal Income Tax Consequences	18

INFORMATION ABOUT THE COMPANY	20
The Company	20
Common Stock does not Trade; Dividends	20
Prior Public Offerings	20
Stock Purchases	20
Financial Information	20
Ratio of Earnings to Fixed Changes	20
Pro Forma Consolidated Financial Statement (Unaudited)	21

GENERAL INFORMATION ABOUT THE MEETING	25
Place and Time	25
Record Date and Voting	25
Purposes of the Annual Meeting	25
Quorum	25
Abstentions and Broker Non-Votes	25
Voting of Proxies	26
Attendance at the Annual Meeting	26
Solicitation of Proxies	26
Certain Financial Information	27

PROPOSAL 1: AMENDMENT TO THE COMPANY ‘S ARTICLES OF INCORPORATION TO EFFECT A 1 FOR 833 REVERSE STOCK SPLIT	27
General	27
Payment for Fractional Shares	27
Exchange of Certificates	28
Vote Required	28
Appraisal and Dissenter’s Rights	28
Source and Amount of Funds or Other Consideration; Expenses of Transaction	28

i

PROPOSAL 2: ELECTION OF DIRECTORS	29
Background of Nominees for Directors	29
Director’s Independence	30
Meeting of the Board of Directors	30
Attendance at Stockholders Meetings	30
Committees of the Board	30
Director Nomination Process	31
Board Role in Risk Management	32
Certain Relationships and Related Transactions	32
Shareholder Communications with Directors	32
Additional Executive Officers of the Company who are not Directors or Directors Nominees	32
Required Vote	33

SECURITY HOLDINGS OF CERTAIN STOCKHOLDERS, MANAGEMENT AND NOMINEES	33

EXECUTIVE AND DIRECTOR COMPENSATION	34
Summary Compensation Table	34
Bonuses	34
Employee Agreement with Christine Koenemann	35
Employee Agreement with Dr. Lawrence Parker	35
Employment Agreement with Richard Forsyth	36
Outstanding Equity Awards at Fiscal Year-End	37
Director Compensation	37
Director Outstanding Awards at Fiscal Year-End	37
Narrative Discussions of Director Compensation	38
Control	38
Review and Approval of Transactions with Related Persons	38
Securities Transactions	38

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	38

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	39

PROPOSAL 5: RATIFICATION OF SELECTION INDEPENDENT OF PUBLIC ACCOUNTING FIRM	40
Principal Accountant Fees and Services	40
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	40
Effect of Ratification	41
Required Vote	41

AUDIT COMMITTEE REPORT	41

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS	42

WHERE YOU CAN FIND MORE INFORMATION	42
ii

DOCUMENTS INCORPORATED BY REFERENCE	42

SHAREHOLDER PROPOSALS	43
Deadline for Receipt of Shareholder Proposals	43
Discretionary Voting Authority	43

COST TO SOLICIT PROXIES	43
OTHER MATTERS	44

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	44

ATTACHMENT A: PROPOSED FORM OF CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION EFFECTING REVERSE STOCK SPLIT	A-1

ATTACHMENT B: VALUATION REPORT OF BRINIG AND COMPANY	B-1

iii

PRELIMINARY COPY

WESTBRIDGE RESEARCH GROUP

1260 Avenida Chelsea

Vista, California 92081

__________________________

PROXY STATEMENT

For Annual Meeting of Shareholders

To be Held on July 19, 2013

__________________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders by the Board of Directors (the “Board”) of Westbridge Research Group, a California corporation (the Company,” “we,” “our,” and “us”) in connection with the solicitation of the proxies in the accompanying form for use at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on July 19, 2013, at the Company’s offices located at 1260 Avenida Chelsea, Vista, California 92081, at 10:00 a.m., Pacific time, or at any adjournment or postponement thereof. The principal business matters to be considered at the Annual Meeting will be the following proposals:

1.	To approve, subject to final action by the Board, an amendment to our Articles of Incorporation, whereby the Company will effect a 1 for 833 reverse stock split (the “Reverse Stock Split”) with all fractional shares following the Reverse Stock Split to be cancelled and converted into the right to receive $1.93 for each share of the Company’s common stock (“Common Stock”) held of record prior to the Reverse Split (Proposal 1);

2.	To elect three (3) members of the Board to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified (Proposal 2);

3.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers (Proposal 3);

4.	To provide an advisory vote on the frequency of the occurrence of the shareholder vote on compensation paid to named executive officers (Proposal 4);

5.	To ratify the appointment of PKF as our independent registered public accountants for the fiscal year ending November 30, 2013 (Proposal 5); and

6.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board, acting on behalf of the Company, by unanimous vote, including the two of three directors who are not employees of the Company, has determined that Proposal 1 is fair to, and in the best interest of, the Company and its shareholders, including unaffiliated shareholders.

The Board has fixed May 29, 2013 as the record date for the Annual Meeting (the “Record Date”). It is anticipated that the Proxy Statement and the proxy will first be made available to shareholders on or about May 29, 2013.

Shareholders of record as of the Record Date are entitled to vote at the Annual Meeting and any adjournments thereof.

1

SUMMARY OF TERMS OF THE REVERSE SPLIT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the Reverse Stock Split and the consequent amendment to our Articles of Incorporation, you should carefully read this entire document, its attachments and the other documents to which we refer.

•	The Board, after consideration of numerous factors, has authorized an amendment to the Company’s Articles of Incorporation that would effect a 1 for 833 Reverse Stock Split of our Common Stock, with no fractional shares being issued but, in lieu thereof, shareholders receiving the right to receive payment for such fractional shares.

•	The Reverse Stock Split is intended to take effect, subject to shareholder approval and subsequent final action by our Board, on the date the Company files a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of California or on any later date that the Company may specify in the Certificate of Amendment (the “Effective Date”), the form of which is attached hereto as Attachment A. Our Board has retained the authority to determine whether and when to file the amendment to our Articles of Incorporation with the Secretary of State of the State of California to effect the Reverse Stock Split, notwithstanding the authorization of the Reverse Stock Split by our shareholders (see “Special Factors – Certain Effects of Reverse Stock Split on the Company’s Shareholders – Board Discretion” on page 12).The Company expects the Effective Date to be as soon as practicable following the Annual Meeting, subject to shareholder approval and final action by the Board. However, the Board has reserved the right to delay or decide not to file the amendment to our Articles. This could occur if the Company became involved in a then-pending or threatened legal or administrative action and the Board determined that proceeding with the Reverse Stock Split would not be in the interest of the Company. Another possible reason for the Board to delay or decide not to proceed with the Reverse Stock Split would be if the Company experienced a materially adverse financial difficulty which would result in the Company not having the financial resources to successfully complete the Reverse Stock Split. This could occur if the Company lost the organic registration of one or more of its key products. The Company is not aware of any circumstances at this time which would result in such a loss of key products.

•	Because no fractional shares will be issued by the Company in connection with the Reverse Stock Split, shareholders owning of record fewer than 833 shares of the Common Stock immediately before the Reverse Stock Split, upon filing of the Certificate of Amendment as discussed above, will receive the right to receive $1.93 for each share of Common Stock such shareholder held of record immediately before the Reverse Stock Split (the “Cashed Out Shareholders”). As a result, any person whose shareholdings in the Company immediately before the Reverse Stock Split consist of record ownership of fewer than 833 shares of Common Stock will no longer be a shareholder of the Company.

•	Shareholders holding of record 833 or more shares of Common Stock immediately after the Reverse Stock Split (the “Continuing Shareholders”) will continue to be shareholders. They will receive 1 share for every 833 shares held before the Reverse Stock Split and, since the Company is not issuing fractional shares, shareholders will receive $1.93 for the balance of each share of Common Stock held of record immediately before the Reverse Stock Split which are not converted into a whole share.

•	The consideration of $1.93 per share on a pre-split basis to be received by Cashed Out Shareholders and Continuing Shareholders who would otherwise receive a fractional share is based primarily upon the estimated fair value of the Company’s Common Stock as set forth in its report to the Board (“Valuation Report”) by the Company’s financial advisor, Brinig & Company (“Brinig”). Brinig is a firm of certified public accountants which has extensive experience in business valuations and stock valuations. Brinig is independent from the Company. See “Special Factors – Background” on page 6; and “- Fairness of the Reverse Split” on page 8.

2

•	For shareholders who hold shares of Common Stock in street name, your broker, bank or nominee is considered the shareholder of record with respect to those shares and not you. In this case, the holder may aggregate all of the shareholdings. Therefore, depending on their procedures, they may not be obligated to treat the Reverse Stock Split on a per beneficial account basis. It is our desire to treat shareholders holding shares of our Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their name. As such, we will request that they effect the Reverse Stock Split for their beneficial holders. However, we or our transfer agent, Continental Stock Transfer & Trust Company, may not have the necessary information to compare your record holdings with any shares that you may hold in street name in a brokerage account and these banks. Brokers and other nominees may have different procedures for processing the Reverse Stock Split.

•	In a hypothetical scenario for a shareholder who owns in street name less than 833 shares, a broker, bank or other nominee may hold a total aggregate amount of 833 shares of Common Stock on behalf of two beneficial owners, Shareholder A, who owns 800 shares beneficially through such broker, and Shareholder B who owns 50 shares beneficially through such broker. Following the effectiveness of the Reverse Stock Split, the broker will be asked to provide a listing of any shareholders who own shares beneficially through the broker so that Shareholder A and Shareholder B may be cashed out in the Reverse Stock Split. However, we cannot provide any assurance that such broker will accurately report the beneficial holdings of Shareholder A and Shareholder B. Therefore, it is possible that Shareholder A and Shareholder B would not be cashed out in the Reverse Stock Split despite the fact that each of Shareholder A and Shareholder B holds less that 833 shares of Common Stock prior to the Reverse Stock Split. Accordingly, if you hold your shares of our Common Stock in street name, we encourage you to contact your bank, broker or other nominee.

•	For shareholders that own a total of 833 or more shares of Common Stock beneficially through multiple brokerage firms in street name, or through a combination of record ownership and one or more brokerage firms in street name, we may not have the information to compare your record holdings and your ownership through a brokerage firm or to compare your holdings in two or more different brokerage firms. As a result, if you own 833 or more shares you may nevertheless have your shares cashed-out if you hold them in a combination of record and street name or through accounts in several brokerage firms. If you are in this situation and desire to remain our shareholder after the Reverse Stock Split, we recommend that you combine your holdings in one brokerage account or transfer any shares held through a brokerage firm into record name prior to the effective time of the Reverse Stock Split. In addition, note that we will not consolidate different record ownerships for purposes of effecting the Reverse Stock Split. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold 833 or more shares in any one account. To determine the Reverse Stock Split’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

•	The principal purpose of the Reverse Stock Split is to reduce the number of shareholders of record of the Company’s Common Stock to fewer than 500, enabling the Company to terminate its status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thereby eliminate the significant expenses associated with being a reporting company (see “Special Factors – Purpose and Reasons for the Reverse Stock Split” on page 5). Based on its experience, the Board believes that, after giving effect to the estimated costs of the Reverse Stock Split, total savings of approximately $35,000 in previously estimated incremental annualized costs of continuing as a public company may be realized by going private, not including approximately $50,000 in legal fees that the Company anticipates it would need to pay if the Company did not have in-house legal counsel. The Reverse Stock Split is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act (a “Rule 13e-3 Transaction”). Accordingly, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC related to the Reverse Stock Split. The Schedule 13E-3 is available on the SEC’s website at http://www.sec.gov or from the Company.

•	A principal advantage of the Reverse Stock Split to Cashed Out Shareholders and to Continuing Shareholders with fractional shares is that the Company will purchase their fractional shares of Common Stock without charging brokerage commissions or other costs normally associated with the sale of securities (see “Special Factors – Certain Effects on Reverse Stock Split on the Company’s Shareholders” on page 12).

3

•	The principal disadvantage of the Reverse Stock Split is that many of the Company’s shareholders will cease to be shareholders following the Reverse Stock Split and will not receive certain benefits of continued ownership of the Company’s Common Stock (see “Special Factors – Certain Effects of Reverse Stock Split on the Company’s Shareholders” on page 12).

•	After the completion of the Reverse Stock Split, the Board has authorized a forward stock split (“Forward Stock Split”) so that each share of Common Stock will become 833 shares. As a result Continuing Shareholders will have approximately the same number of shares they held prior to the Reverse Stock Split.

•	Approval of the amendment to the Articles of Incorporation to effect the Reverse Stock Split will require approval by holders of a majority of the outstanding shares of Common Stock entitled to vote thereon (see “Proposal 1, Amendment to the Company’s Articles of Incorporation to Effect a 1 for 833 Reverse Stock Split – Vote Required” on page 24).

•	The Forward Stock Split requires only the approval of the Company’s Board. The Board has authorized a Certificate of Amendment of the Company’s Articles of Incorporation be filed effecting the Forward Stock Split soon after the completion of the Reverse Stock Split.

•	The Forward Stock Split is intended to occur soon after the Reverse Stock Split. As a result, the Reverse Stock Split will be entered only as a book entry into the transfer agent’s records, but no new share certificates will be issued in connection therewith. After the Forward Stock Split in completed, new share certificates will be issued to reflect each Continuing Shareholder’s new share holdings

•	Our Board has retained the authority to determine whether and when to file the amendment to our Articles of Incorporation with the Secretary of State of the State of California to effect the Reverse Stock Split, notwithstanding the authorization of the Reverse Stock Split by our shareholders. Our Board may abandon the Reverse Stock Split at any time or may proceed with the Reverse Stock Split at any time without further notice to or action on the part of our shareholders (see “Special Factors – Certain Effects of Reverse Stock Split on the Company’s Shareholders – Board Discretion” on page 12).

•	Each shareholder whose fractional share is repurchased by the Company will recognize gain or loss for federal income tax purposes measured by the difference between the shareholder’s basis in the fractional share and the cash consideration received for the fractional share. The gain or loss will be capital gain or loss if the share was held as a capital asset (see “Special Factors – Federal Income Tax Consequences” on page 14.)

•	The Reverse Stock Split as a going private transaction requires a permit from the California Department of Corporations. There is no assurance that such a permit will be obtained. If the permit is not obtained, the Reverse Stock Split will not take place.

•	The Board, acting on behalf of the Company, has concluded that the Reverse Stock Split is procedurally and substantively fair to our affiliated and unaffiliated shareholders, including Cashed Out Shareholders and Continuing Shareholders. This conclusion was based on the analysis of several factors described in detail in this proxy statement in the section entitled “Special Factors – Fairness of the Reverse Stock Split” on page 8 and the Valuation Report prepared by Brinig described in the section entitled “Special Factors – Third Party Valuation Report” on page 10.

•	As of May 29, 2013, the Record Date for the Annual Meeting, there were 2,240,438 shares of Common Stock outstanding and there were 577 shareholders of record. The Company estimates that after the Reverse Stock Split is effected, the number of shares of Common Stock outstanding will be approximately 2,474 shares and approximately 432 shareholders of record. The subsequent Forward Stock Split will result in 2,060,822 shares outstanding with approximately 432 shareholders of record. The total number of fractional shares to be purchased is estimated to be equivalent to approximately 179,616 shares of Common Stock on a pre-split basis at a cost of approximately $346,653. However, this is only an estimate and the exact number of shares that will be purchased in connection with the Reverse Stock Split will be determined on the Effective Date.

4

SPECIAL FACTORS

Purpose and Reasons for the Reverse Stock Split

The Company, a California corporation, was incorporated in 1982. The reason for the Reverse Stock Split is to relieve the Company of the costs and burdens of remaining a public company and to reduce the costs associated with servicing many small shareholder accounts.

The Board believes that there are significant costs and burdens to the Company in remaining a public reporting company. To comply with its obligations under the Exchange Act, the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct cost savings from termination of registration of the Common Stock include: lower printing and mailing costs; reduced reporting and disclosure requirements due to the Company’s private status; and reduction of direct expenses such as preparing electronic filings in the EDGAR format required by the Securities and Exchange Commission (the “SEC” or the “Commission”). The Company has determined there will be a reduction in audit costs and legal fees once the Company is no longer subject to the reporting requirements of the Exchange Act. The Company also incurs indirect costs as a result of executive time expended to prepare and review such Exchange Act filings. Ceasing registration of the Common Stock is expected to substantially reduce many of these costs.

The Company also expects the Reverse Stock Split to reduce the cost of servicing shareholder accounts. The costs of printing and mailing materials to shareholders increases for each shareholder account, regardless of the number of shares held by the shareholder. Many of the shareholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings.

The Reverse Stock Split would not only reduce these servicing expenses, but would also provide a cash payment to holders of record of fewer than 833 shares for their interest in the Company. Shareholders owning 833 or more shares will also receive a cash payment for their fractional shares and would continue as shareholders of the Company. The Board has authorized a Forward Stock Split upon the completion of the Reverse Stock Split.

Based on its experience, the Board believes that total savings of approximately $35,000 in previously estimated incremental annualized costs of continuing as a public company may be realized by going private as follows:

Audit (and Interim Reviews) of Financial Statements	$17,000
SEC Accounting, Sarbanes-Oxley Compliance	10,000
Financial printing	3,000
Miscellaneous	5,000
Total	$35,000	*

*Not included in this amount is $50,000 which is an estimate of the amount for legal costs which the Company incurred prior to hiring in-house legal counsel. Should the Company no longer have in-house legal counsel, it is estimated that the annual costs for legal counsel to assist the Company in complying with its public company requirements would be at least $50,000.

All of the amounts are just estimates and the actual savings to be realized may be higher or lower than such estimates.

5

The Board decided to take this action at this time, and did not undertake a going private transaction earlier, because, in the Board’s belief, the Company has only proven itself to be sustainable as a profitable business from sales revenues over the past few years. Up to approximately 6 years ago, the Company experienced annual financial losses or small profits and its future was uncertain. Beginning in 2008, the Company sold rights to real estate located in Mexico. The proceeds from the sale of those rights assisted the Company in meeting its obligations and showing profitability, however, the Company was not able to succeed on its own sales. Starting in 2010 and continuing in 2011 and 2012 and through the first quarter of 2013, the Company’s business continued to grow and the Board feels satisfied that it will be able to generate from product sales the funds needed to successfully complete the transaction and continue as a viable business. The Board considered over the course of two meetings the impact on the Company and to its shareholders in proceeding with a “going-private” transaction. In eventually deciding to move forward with the Reverse Stock Split, the Board looked carefully at many factors that effect both the cashed-out shareholders and the continuing shareholders. The Board weighed the fact that the cashed-out shareholders would no longer be able to participate in future profits against the advantages to the Company and the remaining shareholders in moving forward with the transaction. The Board considered the cost of maintaining shareholders owning small amounts of shares against the substantial saving that will be realized from completing the transaction and the enhanced profitability that will result from a reduction of these costs. The cashed-out shareholders own in the aggregate approximately 4% of the Company’s outstanding shares although they constitute 25% of the shareholders. The Board felt the cost of maintaining such a large number of shareholders owning so few shares is an expense the Company needed to address in a fair and appropriate manner. To that end the Board determined that cashed-out shareholders will receive fair compensation for their shares and will, through this transaction, be able to receive this compensation without incurring broker fees and charges. In considering a number of factors, including that there is no assurance that the Company’s profitability will continue, or continue at the rate experienced in the recent past, and that cashed-out shareholders will receive fair payment for their shares, the Board determined that the transaction was fair and appropriate to the cashed-out shareholders and the continuing shareholders.

If the Reverse Stock Split is approved and implemented, the Company believes that thereafter the number of shareholders of record will be fewer than 500. The Company intends to terminate the registration of its Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. Following the Reverse Stock Split, the decision by the Company to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require shareholder approval and will not be voted on at the Annual Meeting. The Company’s duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once the Company has fewer than 500 shareholders of record and has filed the appropriate form with the SEC. However, the Company currently will continue to provide shareholders with summary annual audited financial statements and periodic, but no less than annual, updates when determined to be appropriate by the Board. This information will not be detailed or extensive as the information the Company has been required to file with the SEC or has provided to its shareholders in the past.

The Board also believes that, following the Reverse Stock Split, our management will be able to better focus on our long-term business goals of growing our core business of manufacturing, selling or distributing high quality agricultural fertilizers, plant growth regulators and bio-control products for commercial growers throughout the United States and other countries.

In consideration of the aforementioned reasons, the Board on May 3, 2013, approved, subject to approval by the Company’s shareholders and final action by the Board, amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split.

Background

Westbridge was founded in 1982. We are a manufacturer and distributor of environmentally compatible products for the agricultural industry. Those products are divided between conventional (non-organic) and organic. During the past several years the Company has placed an emphasis on the sale of agricultural inputs that meet the organic requirements as defined by the United States Department of Agriculture’s National Organic Program. The Company’s products are sold principally in the western region of the United States, but it has international sales as well, mostly in South America and East Asia.

6

As of the record date, the Company has 2,240,438 shares of common stock outstanding. These shares are held by approximately 577 record shareholders. The Company has assets of less than $10,000,000 as of November 30, 2012 and has had assets of less than $10,000,000 for the last three years. The Company is a reporting company under the Exchange Act, but its shares have never been listed with any exchange, nor have the shares ever traded. Under federal securities laws, if a reporting company has (i) assets of less than $10,000,000 and has had assets less than $10,000,000 for the last three years, and (ii) fewer than 500 shareholders of record, it may petition to deregister under the Exchange Act and it will no longer be a reporting company.

Because we and our shareholders have been unable to take advantage of the primary benefits of being a public company, we believe the costs of compliance with increasingly stringent reporting and auditing requirements under the Exchange Act greatly exceed the benefits of maintaining our reporting status. Such costs include the expenses (such as accounting) and the diversion of management attention relating to periodic and current reporting obligations, and printing and mailing proxy and information statements and other documents, required by the Exchange Act. Smaller reporting companies, such as Westbridge, often have more difficulty absorbing these costs than larger companies since these costs represent a larger portion of smaller company revenues. The Company currently pays estimated ongoing costs, totally $35,000 per year (not including any amount allocated to the salary of in-house legal counsel), as a public reporting company. Such costs relate to compliance with Forms 10-Q, 10-K and proxy statements, compliance reviews and printing costs. Given our small number of employees and the size of our Company, compliance with securities regulations under the Sarbanes-Oxley Act of 2002 and similar laws creates a substantial time burden on existing employees. The time spent by our management on preparation of required reports and compliance with these new regulations could be more productively spend on other business matters that bear a more direct relationship to our operations, profitability and shareholder return. We believe that becoming a private company will enhance our operating flexibility and resources to focus upon the long-range plans for the Company and needs of our customers.

Board Deliberations

At a meeting of the Board held on March 28, 2013, the Board discussed ways to increase shareholder value and reduce the Company’s expenses. The Board had discussed such measures in 2007, but the subsequent loss of registration of a key organic product caused the Company to defer such discussions when the Board determined that the Company lacked the financial resources to take any action as a result of the lost product. The Board would thereafter from time-to-time assess its financial position to discuss whether the Company could afford a “going private” transaction but the Board would conclude that the Company did not have the financial resources to do so. Only recently did the Board express confidence that the Company, as a result of sustainable sales revenues, could afford the expenses associated with a “going private” transaction.

At its March 28, 2013 meeting, the Board determined that the Company has demonstrated growth in sales that would allow the Board to consider once again a going private transaction. The Board decided it needed to weigh the anticipated cost of such a transaction against the increasing costs of compliance with securities regulations for a small business such as the Company and expressed the opinion that remaining a public company was directing valuable resources away from its core business. The Board also believes that it is likely that the regulatory complexity and corresponding costs will continue to grow in future years. The Board considered a number of alternatives, including a Reverse Stock Split. The Board decided to continue its discussion related to the possibility of deregistering until a subsequent Board meeting after management could provide further information. Because the Company’s stock is not traded, the Board decided to engage Brinig, experts in valuation of businesses and stock, to provide to the Board the fair value of the Company’s stock for purposes of valuing the shares in a “going private” transaction.

At the meeting of the Board held on May 3, 2013, the Board continued discussion on the possibility of deregistration and the Company’s general counsel advised the Board regarding certain aspects of going-private transactions and reverse and forward stock splits. The Board discussed that as a small company with assets of less than $10,000,000 for the prior three years, it would only need to reduce the number of shareholders of record to less than 500. The Board determined that, because there are only three members of its Board and a majority of the directors are not employees of the Company, there is no need for a special committee.

Management recommended that a ratio of 1 to 833 would reduce the number of record shareholders to a level sufficiently below 500 to allow adequate margin for any increase in the number of shareholders that might occur prior to and after the effectiveness of the Reverse Stock Split (for example, as a result of holders with shares in “street name” requesting that share certificates be issued in their own name, or persons other than current shareholders acquiring shares).

7

At the Board’s May 3, 2013 meeting, the Board reviewed the Valuation Report, attached to this Proxy Statement as Attachment B, and discussed it with a partner at Brinig. The Board participated in a discussion of the analysis concerning the value of the consideration proposed to be paid to Cashed Out Shareholders and the Continuing Shareholders in connection with the Reverse Stock Split. The Valuation Report of Brinig estimated that the fair value of the shares to be repurchased in connection with the Reverse Stock Split is $1.93 per share. After consideration of the factors described in this “Special Factors” section of the proxy statement, the Board determined that Proposal 1 is fair to, and in the best interest of, the Company and its shareholders and unanimously adopted a resolution declaring the terms and conditions of the Reverse Stock Split to be advisable, directing that the proposed amendment to the Articles of Incorporation of the Company effecting the Reverse Stock Split be submitted to the Company’s stockholders for consideration and authorized and directed management of the Company to file a preliminary proxy statement with the SEC, and to effect any other filings and take all other corporate actions necessary or appropriate in connection therewith. The Board also approved the Forward Stock Split and directed that a Certificate of Amendment effecting the Forward Stock Split be filed promptly after the Effective Date.

If the shareholders approve the Reverse Stock Split, subject to final action by the Board, the Company will file a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of California in substantially the forms attached hereto as Attachment A. The Reverse Stock Split will become effective on the Effective Date which is the date the amendment is filed with the Secretary of State of the State of California, or such later date as is specified in the filing. The Company expects the amendment to become effective as soon as practicable following the Annual Meeting, subject to final action by the Board. The Board has also approved the Forward Stock Split at the ratio of 1 share converts to 833 shares. To make effective the Forward Stock Split, the Company will file a Certificate of Amendment with the California Secretary of State shortly after the Effective Date.

Alternatives Considered

The Board considered alternative transactions to reduce the number of shareholders but ultimately determined that the Reverse/Forward Stock Split was the preferred method. The Board considered the following alternative strategies:

Issuer Tender Offer. The Board considered an issuer tender offer to repurchase shares of the Company’s outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature and, with the goal to reduce the number of shareholders to 500 or fewer, likely more expensive than the Reverse Stock Split. The Board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record shareholders so as to permit the Company to reduce the number of record shareholders below 500, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its SEC reporting requirements. Regulatory restrictions prohibit the Company from making a tender offer to only a select group of shareholders (an exception is made for a tender offer directed to holders of 99 and fewer shares). The Company was therefore unable to calculate the amount necessary to successfully complete a “going-private” transaction through a tender offer. The Board believed that if the Company were to successfully reduce the number of shareholders to the 500 threshold it would need to have considerably more funds available than the Company could afford and still remain viable to insure the continuation of the Company. The Board was also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares. In addition, the Board considered the cost of completing the tender offer, which could be significant in relation to the value of the shares sought to be purchased.

Reclassification. The Board considering creating a new class of shares with different rights, preferences and privileges than the Common Stock and through shareholder action designating all holders of fewer than 833 shares be reclassified as shareholders of the new class. Since, as a result of the reclassification, the Company would have fewer than 500 shares in the same class of stock, the Company could terminate its Exchange Act registration. The Board concluded that reclassification is not an effective alternative because it would require the establishment of rights and preferences for a new class that would likely be superior to the Common Stock and it may be difficult to obtain shareholder approval for to establish a new class of shares since shareholders holding a large majority of the outstanding shares would not receive the new class of stock.

8

Making a Market for the Shares. The Board considered making a market for its shares, but investigation into the likely one-time and continuing expenses of such an action discouraged the Board from pursuing this alternative. Factors such as the cost related to engaging a market maker, the increased charges of our transfer agent, hiring a full-time investor relations employee, the likely need to engage a public relations firm in connection with investor relations, and similar costs related to maintaining public market for the shares, all raised concerns with the Board. The Company is a small competitor in a market dominated by many large, multinational businesses. The Board felt strongly that the Company needed to remain small and more flexible in order to compete in the industry and bring value to the shareholders, and that participating a public market requires more significant funds and substantial management time and attention than can be readily afforded by the Company.

Continuing As Is. The Board considered taking no action to reduce the number of shareholders of this Company. However, due to the Company’s significant cost of compliance under the Exchange Act, especially in relation to the Company’s overall expenses and revenues, the Board believes that taking no action at this time is not in the best interest of the Company.

The Board has determined that the Reverse Stock Split is the most expeditious and economical method of changing the Company’s status from that of a reporting company to that of a non-reporting company. The Company has not sought, and has not received, any proposals for the merger or consolidation of the Company, or for the sale or other transfer of all or any substantial portion of the Company’s assets, or for the sale of securities of the Company that would enable the holder thereof to exercise control of the Company. See “Special Factors – Background” on page 6.

Fairness of the Reverse Stock Split

The Board, acting on behalf of the Company, believes that the Reverse Stock Split, a Rule 13e-3 Transaction, taken as a whole, is substantively and procedurally fair to and in the best interest of the Company and its affiliated and unaffiliated shareholders, including Cashed Out Shareholders and Continuing Shareholders. In determining the fairness of the Reverse Stock Split, the Board considered a number of factors prior to approval of the proposed transaction.

The Board recognized the concerns of shareholders owning of record fewer than 833 shares of Common Stock. The Reverse Stock Split will allow Cashed Out Shareholders to liquidate their holdings at a fair value, and without brokerage or other transaction costs, by receiving cash for their interest.

Continuing Shareholders (including unaffiliated shareholders) are expected to benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status. Because the Company will not issue any fractional shares, some Continuing Shareholders may receive a cash payment for a portion of their shares.

Important Factors of Consideration. As part of its consideration, the Board reviewed the factors set forth in the securities regulations as important to determining the fairness of the “going private” transaction to unaffiliated shareholders and the weight given to each factor.

The Board reviewed the regulatory guidance regarding each of the following important factors regarding the fairness of the transaction to unaffiliated shareholders.

•	Current market price – the Company’s shares do not trade. Because there is no current market price, the Board was unable to consider this factor.

•	Historical market price – the Company’s shares have not traded at any time in the Company’s past. Because the Company’s shares have never traded, the Company was no able to consider this factor.

•	The net book value - as determined by the Company, the per share net book value is $1.54. The Board determined that such a price would be lower than the price per share suggested in the Valuation Report and determined it would not consider use of the book value amount in determining a fair price.

9

•	Going concern value – the Company hired Brinig, an expert independent appraiser to provide a value for the shares. In discussions with Brinig, the Board determined that the Valuation Report takes into account and assumes that the Company is a going concern and the going concern amount is the value established by the report.

•	Liquidation value – although the Company did not undertake a complete study of the liquidation value of the Company’s assets, since much of the Company’s physical assets consists of industrial tanks and related equipment and its intangible assets are protected as trade secrets rather than patented formulas, and therefore, subject to duplication by competitors, the Board concluded that the Company’s liquidation value would be substantially less than book value.

•	Purchase prices paid in previous purchases – this factor asks the Board to consider purchases by the Company of its Common Stock that occurred in the past two years. There have been no previous purchases by the Company. In 2012 one of the Company’s officers purchased 2,787 shares at the price of $1.00 per share from two shareholders. The Board did not give significant weight to this factor because the recent transaction was for an amount less than provided in the Valuation Report.

•	Any report, opinion or appraisal – the Board engaged an independent expert to prepare the Valuation Report. The Board gave the greatest weight to this factor. Additionally, the Board concluded that the price recommended by the Valuation Report was a higher value for the shares than any of the other factors that it considered.

•	Firm offers of which the Company or affiliate is aware made by any unaffiliated person during the past two years – the Board and the Company management are not aware of any firm offers during the period indicated. Therefore the Company did not consider this factor.

After consideration of the factors listed above, the Board came to a conclusion that the per share valuation stated in the Valuation Report was the highest amount that could be reasonably determined under any of the factors discussed above and reflected a fair price for the shares

Substantive Fairness Discussion. In determining to approve the Reverse Stock Split and recommend that shareholders approve it, in addition to adopting the analysis presented by Brinig, the Board, acting on behalf of the Company, considered the following material factors:

•	The fact that the Company’s Common Stock does not trade.

•	The opportunity afforded by the Reverse Stock Split for holders of a small number of shares to receive a cash payment for their interest without brokerage costs.

•	The fact that at the 1 for 833 ratio, the Reverse Stock Split would not significantly impact control of the Company, and that the Company expects that the Company’s directors and executive officers would beneficially own approximately 5.4% of the Common Stock as of March 31, 2013 (12.4% if all options are exercised) and 5.8% (13.3% if all options are exercised) following the Reverse Stock Split. Accordingly, the Board did not view the Reverse Stock Split as significantly impacting control of the Company.

In determining to approve the Reverse Stock Split, in view of the fact that the Company’s Common Stock has never traded, and the Board was not able to use either current or historical market price, the Board placed the greatest weight on the Company’s Stock Valuation Report. After evaluating these factors, the Board acting on behalf of the Company, determined that the Reverse Stock Split, a Rule 13e-3 transaction, is substantively fair to the affiliated and unaffiliated shareholders of the Company, including the Cashed Out Shareholders and Continuing Shareholders.

10

The Board considered the fairness of the transaction to the Continuing Shareholders. Continuing Shareholders will receive payments under the Reverse Stock Split for only their fractional shares and will remain shareholders of the Company. The Board determined that this is fair to the Continuing Shareholders because, at the conclusion of the Reverse Stock Split and the Forward Stock Split, they will own a higher percentage of the Company. Also, although there can be no assurance, the Board believes that the Company will continue as a profitable business and should generally continue to grow in sales and in profits. Accordingly, the Board believes that the Company’s long-term value will increase over time. The Valuation Report did not address the fairness of the “going-private” transaction to the Continuing Shareholders.

The Board also considered taking no action and continuing as a reporting company. One of the factors the Board discussed in remaining a public company is that if in the future the Company had a need to raise funds for an acquisition of a business or product line, the Company may be able to raise the funds necessary for such a transaction through the sale of additional securities in the public market on better terms than it could in a private transaction. The Board did not give much weight to this consideration because the Company has not had the need to obtain funds for many years and, if such funds were needed in the future, the Company would likely be able to obtain the money through a private placement of the Company’s equity or debt. Related to this the Board felt that up to this time that Company had not been able to take advantage of being a public company because of the historical losses it experienced in past years. The Board also discussed that as a reporting company the shareholders have access to quarterly reports that provide timely information to the shareholders. At the time the Company completes the “going-private” transaction, it will no longer file quarterly reports (although it will distribute annual reports as required under California law). The Board felt that this decrease in information is offset by the saving in actual costs and greater focus on the Company’s core business by management.

Procedural Fairness Discussion. The Reverse Stock Split has not been structured to require the separate approval of shareholders unaffiliated with the Company because the Board, acting on behalf of the Company, concluded that the interests of unaffiliated shareholders were sufficiently represented at the Board level. However, the vote required is that a majority of all outstanding shares approve the transaction. Although the votes cast by affiliated shareholders will be counted in ascertaining whether a majority is reached, approximately 95% of the Company’s shares are held by non-employees of the Company and 81% of the outstanding shares are held by unaffiliated shareholders (includes officers, directors and 5% and greater shareholders). Board approval is also required for the Reverse Stock Split, which consists of three directors, two of whom are not employees of the Company

The Board could have appointed an affiliated representative to act to represent the interests of the unaffiliated shareholders. The Board did not believe that it was necessary to appoint an unaffiliated representative since two members of the Board are independent directors and felt that they could represent the interests of the unaffiliated shareholders.

The Board relied on the Valuation Report prepared by Brinig in determining the fairness of the transaction to unaffiliated shareholders. The Board noted that this Proxy Statement, along with other filings with the SEC, provide a great deal of information to enable unaffiliated shareholders to make an informed decision as the Reverse Stock Split.

Therefore, based on these factors, the Board, acting on behalf of the Company, determined that the Reverse Stock Split, a Rule 13e-3 Transaction, is procedurally fair to affiliated and unaffiliated shareholders who are Cashed Out Shareholders and the Continuing Shareholders.

After evaluating the substantive and procedural fairness of the Reverse Stock Split, the Board, acting on behalf of the Company, concluded that the Reverse Stock Split is the most expeditious, efficient, cost-effective and fair method to convert the Company from a reporting company to a privately-held non-reporting company.

11

Effect of the Reverse Stock Split on Stock Options

After completion of both the Reverse Stock Split and the Forward Stock Split, there should be no change in the number of stock options granted to employees and directors. The Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Company’s existing 2011 Stock Option and Stock Compensation Plan and the number of shares underlying options that were granted and still unexercised under the 2001 Stock Option Plan (the “Plans”). It will also reduce the number of shares available to be granted under the 2011 Plan. The reduction will effect the number of shares of Common Stock issuable upon the exercise of the option under both Plans and proportionally increase the consideration to be paid to exercise the options on a per share basis. Likewise, there will be an increase in the number of shares and a proportional decrease of the exercise price upon completion of the Forward Stock Split. For example, a stock option to acquire 5,000 shares for $.50 per share will become, as a result of the Reverse Stock Split, the right to acquire 6 shares for $2,500. Likewise, after the Forward Stock Split, the shares will split so that the 6 shares will become 4,998 shares and the exercise price will once again be $.50 per share. The Company will issue no fractional shares in connection with a stock option exercise.

Potential Conflicts of Interest of Officers, Directors and Certain Affiliated Persons

Our directors and executive officers may have interests in the Reverse Stock Split that are different from your interests as a shareholder, and have relationships that may present conflicts of interest. The Company has no shareholders who 10% or more of its Common Stock. To the Company’s knowledge, each of the directors and executive officers intends to vote all shares of the Company’s Common Stock for which those persons have voting authority, for the proposed Reverse Stock Split and related Amendment to the Company’s Articles of Incorporation. The shares held by the directors and executive offices represent approximately 5.4% of the voting power of the Common Stock as of March 31, 2013. In addition, each of the directors and some of the executive officers hold options to acquire shares of our Common Stock.

Upon the effectiveness of the Reverse Stock Split and the Forward Stock Split, the aggregate number of shares of our Common Stock owned by our directors and executive officers will remain approximately the same and the ownership percentage of the shares of our Common Stock held by our directors and executive officers will increase from 5.4% to 5.8% (excluding any options held by officers and directors) as a result of the reduction of the number of shares of our Common Stock outstanding. The increase in the ownership percentage of our shares of Common Stock held by our directors and executive officers and the reduction in the shares outstanding following the completion of the Reverse Stock Split is based on record holder information that we received as of March 31, 2013 from our transfer agent, Continental Stock Transfer & Trust Company, as to our record holders, and information we received regarding the holdings of beneficial owners of our Common Stock held in street name. The number of shares to be cashed-out in the Reverse Stock Split may vary from the estimate above, and the ownership percentage of our shares of Common Stock held by our directors and executive officers and the ownership percentage of the Continuing Shareholders after the Reverse Stock Split and Forward Stock Split will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of Common Stock by our shareholders prior to the effective time of the Reverse Stock Split and the number of street name shares that are actually cashed-out in the Reverse Stock Split.

Directors and executive officers will experience certain advantages after the Reverse Stock Split in that they will be relieved of certain SEC reporting requirements and information regarding their stock ownership and compensation will no longer be publicly available. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Reverse Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes Oxley Act, from making personal loans to our directors or executive officers, although no such loans currently are contemplated.

Third Party Valuation Report

On or about April 10, 2013, the Board retained Brinig, a third party, independent Certified Public Accounting firm with extensive experience in performing valuations of businesses and stock, to determine the fair value of the Company’s Common Stock. Brinig was founded in 1983 and is composed of professionals with extensive experience in financial and economic analysis, business valuations and related disciplines. The professionals at Brinig hold a variety of educational degrees, including certified public accountants with accreditation in business valuations (CPA/ABV). The Board selected Brinig not only because of its professional reputation as a leader in Southern California in business and stock valuations, but because Brinig has provided valuation services to the Company in the recent past and is familiar with the Company and its industry. On May 3, 2013 the Board held a meeting with Brinig and reviewed and accepted its Valuation Report.

12

The Board in engaging Brinig did not limit Brinig in any manner concerning the scope or methodology to be employed in conducting the valuation. The Company expects to pay Brinig a fee of $5,000 for the Valuation Report and its work done in connection therewith, which payment is not contingent on any result.

The full text of Brinig’s Valuation Report is attached as Attachment B and should be read carefully in its entirety. Brinig’s Valuation Report has been provided in this Proxy Statement with the express written permission of Brinig. Brinig’s Valuation Report is directed to the Board of Directors, relates only to the fair value of the shares of the Common Stock and does not address any other aspect of the Reverse Stock Split or any related transaction and does not constitute a recommendation to any shareholder with respect to the Reverse Stock Split or any other matter being voted upon by the shareholders. The Valuation Report and its analyses must be considered as a whole. Selecting portions of the Valuation Report and Brinig’s analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all its analyses and factors, could create an incomplete view of the evaluation process underlying the valuation analysis.

In the course of preparing its Valuation Report, Brinig conferred with the Company’s management concerning the history of its business, its current operations and the outlook for the future. No written projections or forecasts were given to Brinig by management. In discussions between Brinig and Company management, management disclosed that projected sales revenues for the Company in fiscal year 2013 were $7,200,000. Management did provide copies of the Company’s historical financial information to Brinig. Brinig did not present any additional written reports or materials to the Board other than the Valuation Report.

Management’s projection of annual sales of $7,200,000 in fiscal year 2013 were based on management’s estimate as of March 31, 2013, the latest date for which management had financial data available. The Company’s original forecast for fiscal year 2013 prepared in October and November 2012 had projected annual sales of $6,800,000. This amount was an increase over 2012 sales, but the rate of sales increase was less than in recent years. Management adopted a lower rate of increase because one of the Company’s key products was undergoing a reformulation in order to maintain its organic certification and management was uncertain as to its acceptance in the market. By March 31, 2013, sales for all products exceeded forecasted sales as of that date by approximately $200,000. In view of this more current information management determined that there had been satisfactory acceptance of the reformulated product and estimated annual sales would be approximately $7,200,000.

Brinig’s valuation conclusions are based on a number of key considerations, including, but not limited to:

—	The fact that the Company’s stock is not and has never been traded on any market;
—	The recent business trend of the Company’s gross sales and profitability;
—	The Company’s size;
—	The Company’s book value and net asset value as a going concern and under a liquidation scenario;
—	The number of shares and percentage ownership in the Company represented by the shares anticipated to be repurchased in connection with the Reverse Stock Split;

None of the information provided by the Company was audited by Brinig as part of its engagement. The Valuation Report and related analysis reflect Brinig’s best judgment in light of the information available at the time.

Based on its experience and professional judgment after considering the result of its analyses taken as a whole, Brinig estimates that the fair value of the pre-Reverse Stock Split shares to be repurchased in connection with the Reverse Stock Split is $1.93 per share.

Set forth below is a summary of the Valuation Report. The summary set forth below does not purport to be a complete description of the analyses performed or the presentation made by Brinig to the Board. Brinig believes that its presentation and analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the valuation analysis. Please review carefully Attachment B, the full Valuation Report.

13

General. Brinig was engaged to provide its opinion of the fair value per share of the Company’s Common Stock as of March 31, 2013. For purposes of its report “fair value” means, in general, the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing seller and buyer at the measurement date. An orderly transaction is one that is usual and customary for such assets or liabilities and is not a forced or distress sale. The best evidence of fair value would be the market price in an active market. Since this information does not exist for the Company’s stock, fair value is estimated by the best information available, using generally accepted valuation techniques.

Valuation Techniques. Brinig considered three fundamental approaches to valuation in its preparation of the Valuation Report: cost, market, and income.

The first technique, Cost Approach: The cost approach (or sometimes referred to as the asset approach) is based on the principle of substitution. That is, the most that would be paid for any asset is the cost of obtaining an equivalent asset. That means no rational buyer would willingly pay more for an asset or business interest than the cost of recreating that asset or interest. The term “cost” includes both out-of–pocket costs and opportunity costs. Because the Company is well-established with proprietary products and processes, Brinig concluded that it would be difficult to estimate the cost to replicate all of the Company’s tangible and intangible assets. Also, Brinig believed that market participants would look to the Company’s earnings as the source of its fair value, rather than to its underlying assets. Given this situation and the available financial history for the Company, Brinig did not use the cost approach in reaching their final opinion of fair value for the common stock.

The second technique is the Market Approach. Market based methods focus on arm’s length transactions in the Company’s stock or comparable investments to establish the value of the subject shares. For the Company, there is no market for its stock and there have been no recent arm’s length transactions (with the exception of a small transaction involving an officer of the Company). Finding useful comparable market transaction information is often problematic since most sales of stock interests in private companies are not publicly reported and it is very difficult to find this data for truly comparable companies. Brinig’s search for comparable market transactions and for comparable public companies produced no candidates that were considered to be usable for a valuation analysis. Therefore, Brinig did not use the Market Approach to estimate the fair value per share of the Company’s common stock.

The third technique is the Income Approach. Income based methods focus primarily on the earning capacity of a business entity as the basis for its value. The income based methods express the value of an entity as a function of its earning or cash generating capacity, with an appropriate risk-adjusted discount or capitalization rate. Income based methods presume that an investment must yield a return sufficient to adequately compensate the investor for the inherent risks of ownership. Brinig considered the income approach to provide the best indication of fair value for the Company and specifically decided to use the income based method called the “Capitalization of Cash Flow” method. The “Capitalization of Cash Flow” method is a valuation model that focuses on the Company’s expected cash flows and cost of capital to determine the value of its total invested capital. Total invested capital includes both equity capital and debt capital. The “Capitalization of Cash Flow” model, including the calculations and analyses performed by Brinig, and the related explanatory text, are summarized below.

CAPITALIZATION OF CASH FLOW ANALYSIS

Projected Cash Flow (Schedule I)	$336,000
Capitalization Rate (Schedule II)	÷12.0%

Conclusion of Fair Value of the Operating Capital of Westbridge Research Group		$2,800,000
Add: Investments and Long Term A/R		0
Excess Working Capital		2,700,000
Deferred Tax Asset		5,000
Less: Interest-Bearing Debt		(122,190)

Conclusion of Fair Value of 100% of the Common Stock of Westbridge Research Group and Subsidiary (if freely marketable)		5,380,000

Less: Liquidity Discount (15%)		(807,000)

			Per Share (Diluted)
Conclusion of Fair Market Value of 100% of the Common Stock of Westbridge Research Group and Subsidiary at March 31, 2013		$4,573,000	$1.93

14

The capitalization of cash flow method expresses the value of the total capital of a business as a function of its projected net cash flow (based on historical results and future expectations) and an appropriate, risk-adjusted capitalization rate. Proper application of this method requires the estimation of the entity’s sustainable earnings base, an applicable cost of capital or discount rate, and its projected growth rate. The income or cash flow base is then divided by the computed capitalization rate to calculate the value of the total operating capital.

Projected Cash Flow: To determine the Company’s Projected Cash Flow and estimate the Company’s normalized cash flow base, Brinig examined the Company’s income statements for the five fiscal years and the four-month period prior to March 31, 2013, the date of the valuation. Based on this examination and Brinig’s discussion with management regarding their revenue expectations for the next eight months, Brinig estimated the expected level of the Company’s revenue and expenses. The result of their analysis was a conclusion of projected annual net operating cash flow of $336,000. With $336,000 being the cash flow base, Brinig next determined the capitalization rate.

Capitalization Rate: A capitalization rate is calculated as the difference between the following two factors: (1) the discount rate or optimal weighted average cost of capital (WACC) for the business and (2) the expected future growth rate. The optimal cost of capital is the weighted average of the business’s debt and equity costs of capital with the weights determined to minimize the WACC. The expected growth rate is the best estimate of sustainable growth in cash flow. In this method, the growth rate is assumed to be constant.

Brinig calculated the Capitalization Rate as follows:

Discount Rate - Growth Rate = Capitalization Rate

15.2% - 3.5% = 12.0% (rounded)

Operating Capital: The next step in Brinig’s analysis was to divide the projected cash flow by the capitalization rate. The result of this calculation is the theoretical value of the Company’s operating capital that is necessary to produce the representative cash flow. This “operating capital” value relates to a minority interest due to the assumptions used in calculating both projected cash flow and the Discount Rate.

Adjustments to Operating Capital Value: To convert the value of the operating capital to the fair value of the equity in the Company, it is necessary to add all non-operating assets, such as the Company’s “Investments” and “Long-Term Account Receivable,” (which were zero at the valuation date), and its excess working capital of $2,700,000, and to reduce the indicated value by the interest-bearing debt that was outstanding at the valuation date. Since the operating cash flow was calculated net of an allowance for income taxes, Brinig also added the Company’s Deferred Tax Asset.

Liquidity Discount: Because the capitalization rate was derived from investment returns observed in the public marketplace based on marketable, minority interest stocks, the Marketable Equity Value does not reflect the restricted marketability discount that attaches to an ownership position in the privately held business. Investors prefer stock which has a ready market over stock which does not. Stock traded on a public exchange can be readily converted into cash through a broker. Stock in privately held corporations cannot be as readily converted into cash. Therefore, investors will pay less for these stocks than they will for marketable stocks, all other things being equal. Since the Company’s stock is not freely traded, Brinig considered this lack of liquidity in the analysis and determined that a discount of 15% was appropriate.

Conclusion: Based on the preceding discussion and other information, and applying the lack of marketability discount of 15%, Brinig determined that on an illiquid, minority basis the Company’s shares have a fair value of $1.93 per share (net of the dilutive effect of outstanding stock options). Dilution refers to including, as outstanding shares, all vested options with exercise prices of $1.93 or less as if they were exercised.

15

Certain Effects of the Reverse Stock Split on the Company’s Shareholders

Rights, Preferences and Restrictions. There are no differences between the respective rights, preferences and restrictions of the Common Stock before the Reverse Stock Split and the Common Stock after the Reverse Stock Split. Neither will there be any differences after the Forward Stock Split. There will be no differences with respect to dividend, voting, liquidation and other rights associated with the Company’s Common Stock before and after the Reverse Stock Split.

If the Reverse Stock Split is approved, the interests of Continuing Shareholders will not change, except some Continuing Shareholders may own fewer shares as a result of their fractional shares being purchased. Securities acquired from the Cashed Out Shareholders and the Continuing Shareholders will be considered authorized but unissued shares.

If the Reverse Stock Split is effected, shareholders whose shareholdings in the Company consist of record ownership of fewer than 833 shares of Common Stock will no longer have any equity interest in the Company and will not participate in future increases or decreases to the Company’s stock price.

Upon the effectiveness of the Reverse Stock Split and Forward Stock Split, the aggregate number of shares of our Common Stock owned by our directors and executive officers will remain approximately the same and the ownership percentage of the shares of our Common Stock held by our directors and executive officers will increase by 0.4% from 5.4% to 5.8% as a result of the reduction of the number of shares of our Common Stock outstanding.

Financial Impact. The Company estimates that after the Reverse Stock Split is effected, the number of shares of Common Stock outstanding will be approximately 2,474 shares with 432 owners of record. The total number of fractional shares to be purchased is estimated to be equivalent to approximately 179,616 shares of the Common Stock on a pre-split basis at a cost of approximately $346,653. The cost of the Reverse Stock Split transaction will be paid from the Company’s available cash. No other material impact on the Company’s financial statements is expected. After the Forward Stock Split, the number of outstanding shares will be approximately 2,060,822.

The number of shares to be cashed-out in the Reverse Stock Split may vary from the estimate above, and the ownership percentage of our shares of Common Stock held by our directors and executive officers (there are no shareholders who own 10% or more of the Company’s Common Stock) and the ownership percentage of the Continuing Shareholders after the Reverse Stock Split and Forward Stock Split will proportionately increase or decrease as a result of purchases, sales and other transfers of our shares of Common Stock by our shareholders prior to the effective time of the Reverse Stock Split and Forward Stock Split, and depending on the number of street names shares that are actually cashed-out in the Reverse Stock Split.

Appraisal or Dissenters’ Rights. Under the California Corporations Code, no appraisal or dissenters’ rights exist with respect to the Reverse Stock Split and the Company is not voluntarily according dissenting shareholders such rights.

Board Discretion. Our Board has retained the final authority to determine if and when to file the amendment to the Company’s Articles of Incorporation with the California Secretary of State in order to effectuate the Reverse Stock Split. The Board of its own authority, and without shareholder approval, has authorized the Forward Stock Split and it has indicated it will file a Certificate of Amendment to the Company’s Articles of Incorporation soon after the Effective Date of the Reverse Stock Split. Notwithstanding authorization of the proposed transaction by our shareholders, our Board may abandon the Reverse Stock Split at any time without further action by our shareholders, or may file the amendment at any time without further notice to or action by our shareholders. A decision to delay or not to file the amendment could occur for a number of reasons. For example, the Board may decide to delay if there were an unforeseeable adverse financial difficulty with the Company that would require the Company not to spend the money. This could occur if the Company lost the organic registration of one or more of its key organic products. Another example would be a legal or administrative action brought or threatened against the Company regarding the Reverse Stock Split or another matter, and the Board determines that proceeding with the Reverse Stock Split would not be in the best interest of the Company. The Board expects to make its decision within 60 days after approval by the shareholders.

16

Termination of Registration with SEC. The Common Stock is currently registered under the Exchange Act. Such registration may be terminated, under SEC rules, upon application of the Company to the SEC if the Company has fewer than 500 record holders of its Common Stock. The Company intends to make an application for termination of registration of its Common Stock as promptly as possible after filing the Certificate of Amendment. Termination of the registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC would make certain provisions of the Exchange Act, such as the filing of annual and quarterly reports and proxy statements, no longer applicable to the Company. However, the Company currently intends to continue to provide shareholders with summary annual audited financial statements and periodic updates when determined to be appropriate by the Board with respect to material events. This information will not be as detailed or extensive as the information the Company has been required to file with the SEC or has provided to its shareholders in the past.

With respect to the executive officers and directors of the Company, upon termination of registration of the Common Stock under the Exchange Act, the executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, as well as many of the provisions of the Sarbanes-Oxley Act of 2002. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

Benefits. The Reverse Stock Split is expected to result in the following benefits to the Company, its Continuing Shareholders and Cashed Out Shareholders:

•	The termination of the Company’s reporting obligations under the Exchange Act will result in a reduction in the Company’s previously estimated costs to be incurred in the future. The Company expects to use any amounts saved as a result of termination of Exchange Act registration for general corporate purposes.
•	The Reverse Stock Split affords shareholders owning of record fewer than 833 shares of Common Stock the opportunity to realize fair value for their shares. In the absence of the Reverse Stock Split, even if an active trading market developed for the Common Stock, such holders would nonetheless likely realize less net value for their shares since the sale of their shares would ordinarily involve disproportionately high brokerage commissions.

•	The percentage ownership of Common Stock of the Continuing Shareholders of the Company following the Reverse Stock Split and the Forward Stock Split may increase slightly due to the repurchase of fractional shares by the Company from the Cashed-Out Shareholders.

Detriments. The Reverse Stock Split is expected to result in the following detriments to the Company, its Continuing Shareholders and Cashed Out Shareholders:

•	If the Reversed Stock Split is approved, it is estimated that approximately 145 shareholders of record, owning in the aggregate approximately 89,460 shares of Common Stock will cease to be shareholders of the Company and will no longer hold an equity interest in the Company. Such shareholders, therefore, will not share in any future increases in the Company’s net assets or stock price, if any, and will no longer have the right to vote on any corporate matter. Such shareholders also will be deprived of the ability to sell their shares of Common Stock at a time and for a price of their choosing.

•	Termination of registration of Common Stock under the Exchange Act will reduce substantially the information required to be furnished by the Company to its shareholders and will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with certain shareholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions no longer applicable to the Company and its executive officers and directors. In addition, termination of such registration will deprive “affiliates” of the Company of the ability to dispose of securities of the Company pursuant to Rule 144 promulgated under the Securities Act.

17

Beneficial Owners of the Company’s Common Stock. We intend to treat shareholders holding our Common Stock in street name in the same manner as record holders. Prior to the effective date of the Reverse Stock Split, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed-out, and request that they effect the Reverse Stock Split for their beneficial holders. However, these banks, brokers and other nominees may have different procedures that registered shareholders for processing the Reverse Stock Split. As a result, a shareholder owning 833 or more shares of Common Stock may nevertheless have those shares cashed-out if the shareholder holds shares in a combination of street name accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain one of our shareholders after the Reverse Stock Split, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date of the Reverse Stock Split. Conversely, if you hold an account with less than 833 shares in street name and want to ensure that your shares are cashed-out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.

Directors and Officers. The directors and officers of the Company immediately prior to the Reverse Stock Split will remain the directors and officers of the Company immediately following the effectiveness of the Reverse Stock Split.

Federal Income Tax Consequences

Summarized below are the material federal income tax consequences to the Company and to shareholders resulting from the Reverse Stock Split. This summary is based on the provisions of the Internal Revenue code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendment to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have a retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse Stock Split.

This summary does not address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to the Company’s shareholders in light of their individual investment circumstances nor to shareholders subject to special treatment under the federal income tax laws (such as tax exempt entities, retirement plans, mutual funds, partnerships or other entities classified as partnerships for U.S. federal income tax purposes – and investors therein, financial institutions, life insurance companies, regulated investment companies, taxpayers subject to the alternative minimum tax or who have elected mark-to-market accounting, U.S. expatriates or former long-term residents, and foreign taxpayers), or who hold, have held, or will hold stock as part of a straddle, hedging or conversion, constructive sale or other integrated transaction for federal income tax purposes. In addition this summary does not address any consequences of the Reverse Stock Split under any state, local or foreign tax laws.

If an entity that is classified as a partnership for U.S. federal tax purposes holds Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners in such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences of the Reverse Stock Split.

The Company will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the Company’s shareholders as a result of the Reverse Stock Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local and foreign income and other tax laws.

18

This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences applicable to your specific circumstances.

The Company believes that the Forward Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes. The Forward Stock Split should result in no material federal income tax consequences to the Company or to its shareholders.

Shareholders who do not receive cash in connection with the Reverse Stock Split

If you (i) continue to hold stock directly immediately following the Reverse Stock Split, and (ii) you receive no cash as a result of the Reverse Stock Split, you should not recognize any gain or loss in the Reverse Stock Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse Stock Split and Forward Stock Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse Stock Split.

Shareholders who receive cash in connection with the Reverse Stock Split

If you receive cash in lieu of fractional shares as a result of the Reverse Stock Split, the cash you receive will generally recognize capital gain or loss on the Reverse Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

Capital gain and loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to federal tax at a rate not to exceed 20%. For certain taxpayers, capital gains may also become subject to the 3.8% Medicare tax. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses. Additional state taxes may apply.

Backup withholding

Shareholders may be required to provide their social security or other taxpayer identification numbers, and, in some cases, additional information, to the Company’s transfer agent in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse Stock Split. Failure to provide such information may result in backup withholding at the rate of 28%.

As explained above, the amounts paid to you as a result of the Reverse Stock Split may result in capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the transaction, in light of your specific circumstances.

The preceding discussion of the material U.S. federal income tax consequences of the Reverse Stock Split is general and does not include all consequences to every shareholder under federal, state, local or foreign tax laws. Accordingly, each shareholder should consult its own tax advisor as to the particular tax consequences to it of the Reverse Stock Split, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable law.

19

INFORMATION ABOUT THE COMPANY

The Company

Westbridge Research Group, a California corporation, was founded in 1982. We are a manufacturer and distributor of environmentally compatible products such as fertilizers and plant growth regulators for the agricultural industry. Those products are divided between conventional (non-organic) and organic. During the past several years the Company has placed an emphasis on the sale of agricultural inputs that meet the organic requirements as defined by the United States Department of Agriculture’s National Organic Program. The Company’s products are sold principally in the western region of the United States, but it has international sales as well, mostly in South America and East Asia.

Common Stock does not Trade; Dividends

The Company’s stock has never traded and is not listed on any exchange.

As of March 31, 2013, there were approximately 2,240,438 shares of our Common Stock outstanding, held by 577 record shareholders.

We have not paid any cash dividends since our founding. We do not have any current plans to pay cash dividends, but may do so in the future if, in the board’s discretion, it is appropriate to do so.

Prior Public Offerings

We have not made an underwritten public offering of our Common Stock for cash during the three years preceding the date of this proxy statement.

Stock Purchases

The Company has not repurchased any shares of its Common Stock in the past two years.

In addition, none of our officers or executive officers have purchased shares of our Common Stock in the past two years except for (i) the exercise of certain stock options granted to directors or officers in connection to them as part of a compensation plan, (ii) the exercise of certain stock option by a director for work performed by the director for the Company, (iii) the grant of certain stock options to officers and directors as part of the Company’s compensation plan, and (iv) a purchase of a total of 2,787 shares by an officer from two shareholders in 2012 at the rate of $1.00 per share.

Financial Information

The Company’s unaudited financial statements contained in our Quarterly Reports on Form 10-Q for the quarterly period ended February 28, 2013 are incorporated by reference to this Proxy Statement.

The Company’s audited consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity and cash flows contained in our Annual Report on Form 10-K for each of the three years in the period ended November 30, 2012 are incorporated by reference to this Proxy Statement.

Ratio of Earning to Fixed Charges

As a smaller reporting company as defined under the securities regulations, the Company is not required to provide this information.

20

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma consolidated balance sheet as of February 28, 2013 and the unaudited pro forma consolidated statements of operations for the fiscal year ended November 30, 2012 and for the three months ended February 28, 2013, show the pro forma effect of the Reverse Stock Split and Forward Stock Split. The historical amounts as of and for the three months ending February 28, 2013 were derived from the Company’s unaudited consolidated financial statements that were included in the Company’s Quarterly Report on form 10-Q for the quarter ended February 28, 2013. The historical amounts for the fiscal year ended November 30, 2012 were derived from the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2012.

The pro forma information below gives effect to the Reverse Stock Split and Forward Stock Split based on shares anticipated to be repurchased and $29,950 of non-recurring expenses incurred to effect the Reverse Stock Split and Forward Stock Split (not including the amount required to repurchase the fractional shares). The Reverse Stock Split and Forward Stock Split assume that 179,616 shares are repurchased at a price of $1.93 per share (an aggregate of $346,653). Pro forma adjustments to the pro forma consolidated balance sheet are computed as if the Reverse Stock Split and Forward Stock Split occurred on February 28, 2013, while the pro forma adjustments related to the consolidated statements of operations are computed as if the Reverse Stock Split and Forward Stock Split had occurred at November 30, 2012. These adjustments are comprised of audit related fees and preparation of documents for filing with the SEC. Anticipated cost savings resulting from the Reverse Stock Split are not reflected in the pro forma financial information.

The pro forma information is not necessarily indicative of the Company’s financial position or results of operation actually would have been if the Reverse Stock Split and Forward Stock Split had occurred as of the dates presented or of the Company’s financial position or results of operations in the future.

21

WESTBRIDGE RESEARCH GROUP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET – PRO FORMA

	Actual February 28, 2013	Pro Forma Adjustments	Pro Forma February 28, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$1,032,181	$(376,603)	$655,578
Investments	1,000		1,000
Accounts receivable, less allowance of $15,000	774,871		774,871
Inventories	1,505,854		1,505,854
Deferred taxes	142,400		142,400
Prepaid expenses and other current assets	188,900		188,900
Total current assets	$3,645,206		$3,268,603

Non-current Assets:
Property and equipment, net	534,562		534,562
Intangible assets	151,600		151,600

Total assets	$4,331,368		$3,954,765

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$220,399		$220,399
Accrued expenses	267,762		267,762
Line of credit	100,000		100,000
Current portion of long-term debt	4,660		4,660
Total current liabilities	592,821		592,821

Non-current Liabilities:
Note payable, net of current portion	17,913		17,913
Deferred taxes	137,400		137,400

Total liabilities	748,134		748,134

Shareholders’ Equity:
Preferred stock, 5,000,000 shares authorized, no shares issued and outstanding
Common stock, no par value, 37,500,000 shares authorized, 2,228,438 shares issued and outstanding at February 28, 2013	8,511,104	(346,653)	8,164,451
Paid-in capital	247,902		247,902
Accumulated deficit	(5,175,772)	(29,950)	(5,205,722)
Total shareholders’ equity	3,583,234		3,206,631

Total liabilities and shareholders’ equity	$4,331,368		$3,954,765

Outstanding shares	2,228,438	(179,616)	2,048,822
Book value per share	$1.54		$1.49

22

WESTBRIDGE RESEARCH GROUP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS – PRO FORMA

	Actual Year Ended November 30, 2012	Pro Forma Adjustments	Pro Forma Year Ended Novembe 30, 2012

Net sales	$6,557,989		$6,557,989

Cost of sales	2,894,134		2,894,134

Gross profit	3,663,855		3,663,855

Operating expenses:
Research and development	480,551		480,551
Selling	1,708,700		1,708,700
General and administration	927,512	(31,000)	896,512

Total operating expenses	3,116,763		3,085,763

Income from operations	547,092		578,092

Other income (expense)
Other income	131,619		131,619
Gain on sale of asset	500		500
Interest expense	(2,386)		(2,386)
Interest income	1,488		1,488

Total other income	131,221		131,221

Income before income taxes	678,313		678,313

Provision for income taxes	179,025	13,000	192,025

Net income	$499,288		$517,288

Basic earnings per common share	$0.23		$0.26

Basic weighted average common shares outstanding	2,183,855	(179,616)	2,004,239

Diluted earnings per common share	$0.22		$0.25

Diluted weighted average common shares outstanding	2,241,017	(179,616)	2,061,401

23

WESTBRIDGE RESEARCH GROUP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS – PRO FORMA

	Actual Three Months Ended February 28, 2013	Pro Forma Adjustments	Pro Forma Three Months Ended February 28, 2013

Net sales	$1,335,317		$1,335,317

Cost of sales	499,664		499,664

Gross profit	835,653		835,653

Operating expenses:
Research and development	112,178		112,178
Selling	365,577		365,577
General and administration	236,406		231,406

Total operating expenses	714,161		709,161

Income from operations	121,492		126,492

Other income (expense)
Interest expense	(125)		(125)
Interest income	402		402

Total other income	277		277

Income before income taxes	121,769		126,769

Provision for income taxes	74,600		76,600

Net income	$47,169		$50,169

Basic earnings per common share	$0.02		$0.02

Basic weighted average common shares outstanding	2,227,605	(179,616)	2,047,989

Diluted earnings per common share	$0.02		$0.02

Diluted weighted average common shares outstanding	2,322,507	(179,616)	2,142,891

24

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Place and Time

The meeting will be held on Friday, July 19, 2013, at 10:00 a.m., Pacific time, at the Company’s offices, 1260 Avenida Chelsea, Vista, California 92081.

Record Date and Voting

The Board fixed the close of business on May 29, 2013, as the Record Date for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Annual Meeting. Such shareholders will be entitled to one vote for each share held on each matter submitted to vote at the Annual Meeting. On the Record Date, there were 2,240,438 shares of the Company’s Common Stock issued and outstanding, each of which is entitled to one vote on each matter to be voted upon. Shareholders may vote in person or by proxy.

Purposes of the Annual Meeting

The purpose of the Annual Meeting is to consider proposals: (1) to approve, subject to final action by the Board, an amendment to our Articles of Incorporation, whereby the Company will effect the Reverse Stock Split, which is a 1 for 833 reverse split such that shareholders owning of record fewer than 833 shares of Common Stock will have such shares cancelled and converted into the right to receive $1.93 for each share of Common Stock held of record prior to the Reverse Stock Split and any holders of 833 or more shares shall continue to be shareholders have their fractional shares cancelled and converted into the same right to receive cash (Proposal 1); (2) to elect three members of the Board to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualify (Proposal 2); (3) to consider and approve an advisory resolution regarding the compensation of the Company’s named executives (Proposal 3);(4) to provide an advisory vote on the frequency of the occurrence of the shareholder vote on compensation paid to named executive officers (Proposal 4); (5) to ratify the appointment of PKF as our independent registered public accountants for the fiscal year ending November 30, 2013 (Proposal 5); and (6) to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD FROM,” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matters.

Abstentions and Broker Non-Votes

Broker “non-votes” and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting. A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results on Proposals 1 through 5, and, therefore, they will not be counted as votes “FOR” or “AGAINST” such proposals.

25

Voting of Proxies

The Board of the Company is asking for your proxy. Giving the Board your proxy means that you authorize it to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of the director nominees. You may also vote for or against the other proposals or abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specified by means of a proxy a choice with respect to the matter to be voted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted “FOR” Proposal 1, “FOR” the Company’s three director nominees (Proposal 2), “FOR” on Proposal 3, “Every Three Years” on Proposal 4, “FOR” on Proposal 5, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instruction that revokes the proxy or a validly executed proxy with a later date, or by attending the Annual Meeting and voting in person. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve Proposal 1. The directors receiving a plurality of Votes Cast will be elected to fill the seats of our Board. The affirmative vote of a majority of the Votes Cast is required to approve Proposals 3, 4 and 5. Proposals 3 and 4 are advisory only. As of the Record Date, there were 2,240,438 shares of the Company’s Common Stock issued and outstanding. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. As if the date of this Proxy Statement, management of the Company knows of no such amendment or of any matters expect to come before the Annual Meeting which are not referred to in the accompanying Notice of Annual Meeting.

You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	By telephone or over the Internet. If you are a shareholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the internet if they offer that alternative. Although most brokers, banks and nominees offer telephone and internet voting, availability and the specific procedures vary.

•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the Inspector of Election with your ballot when you vote at the Annual Meeting.

Attendance at the Annual Meeting

Only holders of Common Stock, their proxy holders and the Company’s invited guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stock broker, you must bring proof of your ownership and identification with a photo at the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

Solicitation of Proxies

To the extent necessary to ensure sufficient representation at the Annual Meeting, proxies may be solicited by personal contact, mail, e-mail, telephone, facsimile or other means of electronic communication by officers, directors and regular employees of the Company, who will receive no additional compensation therefore. The expenses of this solicitation will be paid by the Company. The Company does not anticipate using the services for any outside firm for the solicitation of proxies for the Annual Meeting. The Company will pay persons holding stock in their name or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the reasonable expense of forwarding soliciting material to their principals.

26

Certain Financial Information

Please take note that the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2012, the Form 10-Q for the quarter ended February 28, 2013 and the Company’s audited consolidated balance sheets dated as of November 30, 2012 and 2011, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended November 30, 2012 are available on the Internet along with this proxy statement at www.cstproxy.com/westbridge/2013.

Any shareholder of the Company may obtain without charge copies of the 2012 Annual Report, the Form 10-Q for the period ending February 28, 2013, and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Corporate Secretary, Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA 92081.

PROPOSAL 1

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO EFFECT A 1 FOR 833 REVERSE STOCK SPLIT

General

The Board, acting on behalf of the Company, has unanimously adopted a resolution approving, and recommending to shareholders for approval, amendments to the Company’s Articles of Incorporation to effect the proposed 1 for 833 Reverse Stock Split. The form of amendment is attached hereto as Attachment A. The Board has authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the California Secretary of State soon after the effectiveness of the Reverse Stock Split.

If the shareholders approve the Reverse Stock Split, subject to final action by the Board, the Company will file the amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of California. The Reverse Stock Split will become effective on the Effective Date, which is the date the amendment is filed with the Secretary of State of the State of California, or such later date as is specified in the filing. The Company expects the amendment to become effective as soon as practicable following the Annual Meeting.

The Company had 2,240,438 shares of Common Stock outstanding as of the Record Date. The Company estimates that approximately $346,653 will be paid in cash in lieu of fractional shares after the Reverse Stock Split.

Payment for Fractional Shares

Within ten days after the Effective Date, the Company will mail to the Cashed Out Shareholders a notice of the filing of the Certificate of Amendment and a letter to transmittal containing instructions with respect to the submission of shares of Common Stock to the Company. No certificates or scrip representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Instead, shareholders who upon the effectiveness of the Reverse Stock Split who own less than a share or a fraction of a share, upon surrender of their old certificates, will receive cash in lieu of the fractional share of Common Stock resulting from the Reverse Stock Split and, if they are so entitled, a share certificate. Since the Board will complete a Forward Stock Split promptly after the Reverse Stock Split, no share certificates will be issued in connection with the Reverse Stock Split, but will be issued at the completion of the Forward Stock Split. Continuing Shareholders will also receive a share certificate. Such cash will be paid within approximately ten days following surrender of the old certificates. The price payable by the Company for fractional shares will be determined by multiplying the number of shares of Common Stock held of record by each Cashed Out Shareholder and Continuing Shareholder owning fractional shares immediately before the Effective Date by $1.93.

Holders of fractional shares will be entitled to receive, and the Company will be obligated to make payment for, cash in lieu of fractional shares only by transmitting the holder’s stock certificate(s) for shares of Common Stock to the Company, together with the properly executed and completed letter of transmittal. Shareholders returning certificates may incur a fee in connection with insuring the package (with share certificate and Letter of Transmittal) that is sent to the Company’s transfer agent. Shareholders who have lost their certificate would incur an additional fee for a surety bond, which is a minimum of $25 or one and a half percent of the fair market value for the lost shares.

27

We intend to treat shareholders holding shares of our Common Stock in street name in the same manner as registered shareholders whose shares are registered in their names. Prior to the Effective Date, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in street name. We will ask them to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in street name. We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed-out. However, these brokers, banks and other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold your shares in street name with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Exchange of Certificates

If you are a Continuing Shareholder with a stock certificate representing your shares, your stock certificate(s) must be exchanged for a new stock certificate(s) that will bear a new CUSIP number. The Company’s transfer agent will furnish shareholders with the necessary materials and instructions to effect the surrender promptly following the Effective Date of the Reverse Stock Split. The letter of transmittal will direct how old certificates are to be surrendered for new certificates. Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the transfer agent in accordance with the instructions set forth in the transmittal letter before they can receive their new stock certificate(s) for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost destroyed or mutilated. Do not send your stock certificates to us, and do not send them to the transfer agent until you have received a transmittal letter and followed the instruction in the letter of transmittal.

Vote Required

Approval of the Reverse Stock Split will require approval by a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, the Reverse Stock Split will be approved if at least 1,120,220 shares of Common Stock are voted in favor of the Reverse Stock Split. Following this shareholder approval, our Board will determine when, and if, to file the amendments with the California Secretary of State. At this time, the Company believes that a majority of the shares entitled to vote thereon will be voted in favor of the Reverse Split.

Appraisal and Dissenters’ Rights

No appraisal or dissenters’ rights are available under California law or the Company’s Articles of Incorporation or By-Laws, to shareholders who dissent from the Reverse Stock Split. The Company will not independently provide its shareholders with any such right.

Source and Amount of Funds or Other Consideration; Expenses of Transaction

Since we do not know how many record and beneficial holders of our Common Stock will receive cash for their shares in the Reverse Stock Split, we do not know the exact cost of the Reverse Stock Split. However, based on information that we have received as of March 31, 2013 from our transfer agent, Continental Stock Transfer & Trust Company, with regard to the size of holdings of those of you who may hold shares in street name, as well as our estimates of other expenses, we believe that the total cash requirement of the Reverse Stock Split to us will be approximately $376,603, which amount includes the following:

Valuation Report	$5,000
Payment for Fractional Shares	$346,653
Transfer Agent Charges	$4,000
Auditor Fees	$5,000
Printing and Mailing Costs	$15,000
SEC and California Filing Fees	$950

Total Expenses	$376,603

28

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL 2

ELECTION OF DIRECTORS

Our By-Laws provide that our Board of Directors shall consist of three directors. Each incumbent director was previously elected by our shareholders.

The term of office of directors continues for approximately one year until the next annual meeting of the Shareholders, until their respective successors are elected and qualified.

Our Board of Directors has selected as its nominees for election as directors at the meeting, William Fruehling, Mark Cole and Christine Koenemann. Ms. Koenemann is our President. Mr. Fruehling and Mr. Cole are non-employee directors and independent under the NASDAQ Marketplace Rules. Unless otherwise directed, the proxy holders intend to cast all votes pursuant to proxies received for the election of Mr. Fruehling, Mr. Cole and Ms. Koenemann to serve as directors. We refer to Mr. Fruehling, Mr. Cole and Ms. Koenemann as the “nominees.”

Each nominee has indicated that he or she is willing to serve as a member of our Board, if elected, and the company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. We believe that all of the nominees are available to serve as directors.

Background of Nominees for Directors

William Fruehling, 72, was appointed to the Board of Directors in April 1997. Mr. Fruehling is the founder and President of Fruehling Communications, a San Diego based advertising and public relations company which focuses on Western and Sunbelt agriculture. Prior to starting Fruehling Communications, Mr. Fruehling worked extensively in the Advertising industry with regard to agribusiness. He managed The Elanco Products Crop Protection Chemical account in the Southern and Western United States, as well as the Monsanto Account with regard to Hybrid Seed Corn, for Creswell, Munsell, Fultz & Zirbel in Cedar Rapids, Iowa. Mr. Fruehling is a business consultant on marketing and communication issues concerning the agricultural industry.

Mark Cole, 50, received his Bachelor’s Degree in Business Administration (Accounting) from San Diego State University in 1990. After receiving his degree, Mr. Cole spent 8 years as an audit professional with Big 4 public accounting firms and later served as Managing Director for the CPA firm of Cole and Company. He served as the Corporate Controller for Crocs, Inc., a designer and manufacturer of footwear and as a consultant to 2009. He has served in similar financial capacities for Salient Networks and Ashworth, Inc. In March 2010, Mr. Cole became an accounting officer of Kidrobot, Inc., and served in that capacity until October 2011. He was appointed as a Director of the Company April 7, 2005. Mr. Cole is currently a consultant to businesses on tax, audit and strategic planning matters.

Christine Koenemann, 60, was elected President and appointed as a Director of the Company on March 2, 1995. She has worked for the Company for the past 29 years in varying positions including Chief Financial Officer, Secretary, Operations Manager, Shareholder Relations Liaison, Director of Administration, and Assistant Treasurer. She attended Indiana University School of Business and worked in retail management prior to joining the Company.

29

Directors’ Independence

A majority of our Board, and all members of our Auditing Committee has determined that, of its present directors, William Fruehling and Mark Cole are “independent directors,” as defined under NASDAQ’s Marketplace Rules. In reaching its conclusion, our Board determined that these individuals do not have a relationship with our organization that, in the Board’s opinion, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and do not have any of the specific relationships set forth in NASDAQ’s Marketplace Rules that would qualify any of them from being considered directors.

Meeting of the Board of Directors

During the year ended November 30, 2012, our Board of Directors held four meetings. Each incumbent director attended all of the Board meetings and meetings of all committees of the Board on which that director served that were held during the year.

Attendance at Stockholders Meetings

It is our policy that, absent extenuating circumstances, all members of the Board attend annual meetings of shareholders. All members of the Board attended our 2012 Annual Meeting of Stockholders.

Committees of the Board

Our Board of Directors has Audit and Compensation Committees. The following table sets forth the current composition of the committees of our Board:

	Audit	Compensation
Name	Committee	Committee

William Fruehling	X	X - Chairperson

Mark Cole	X - Chairperson	X

Christine Koenemann	not a member	not a member

Committee Charters

The specific functions and responsibilities of each committee are set forth in its written charter adopted by the Board of Directors. Each Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. A copy of each committee’s charter is available upon request.

Audit Committee

Each member of the Audit Committee meets the requirements for eligibility for audit committee membership under NASDAQ’s Marketplace rules, including the independence requirements of Rule 10A-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Cole is an audit committee financial expert, within the meaning of the rules and regulations of the Securities and Exchange Commission.

The functions of the Audit committee include, in general:

•	overseeing both accounting and financial processes, the audits of our financial statements, our systems of internal control over financial reporting, accounting and legal compliance, the ethics standards that management and the Board has established, and our auditing, accounting and financial reporting processes generally;

30

•	the appointment, compensation, retention and oversight of our independent public accounting firm; and

•	pre-approving all audit and permissible non-audit services to be provided by our independent public accounting firm.

A report of the Audit Committee appears under the caption “Audit Committee Report,” below. The Audit Committee met on two occasions during the year ended November 30, 2012.

Compensation Committee

The Compensation Committee is authorized, among other things, to:

•	consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to our executive officers;

•	grant and administer equity compensation awards under our present and future equity compensation plans; and

•	examine and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements for us and our subsidiaries.

The Compensation Committee met on one occasion during the year ended November 30, 2012.

None of the directors who serve on the Company’s Compensation Committee are or have ever been an employee of the Company.

Director Nomination Process

Our full Board of Directors selects nominees to serve as directors.

The Board will consider nominees to serve on our Board that are recommended by stockholders, as well as by directors, officers and others. Although it may do so in the future, the Board has not in the past retained or paid any third party to assist in identifying and evaluating nominees.

The Board has not established specific minimum qualifications, or specific qualities or skills, for prospective nominees. The Board will consider, among other things, a potential nominee’s financial and business experience, educational background, understanding of other business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board. No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of our needs at the time. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board and, in addition, in the case of incumbent directors, the director’s past attendance at and participation in, Board meetings and his or her overall contributions to the Board. Evaluations of candidates involve a review of background material supporting the criteria described above, internal discussions within the Board and interviews with a candidate as appropriate.

31

A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Board of Directors, Westbridge Research Group, 1260 Avenida Chelsea, Vista, California 92081, Attention: Secretary, within the time frame described in Shareholder Proposals on page 39. The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named as a nominee in our proxy statement relating to the stockholder vote on his or her election and to serve as a director if elected. The recommendation must also include all information would be required to be disclosed concerning the nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the SEC. In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of our common stock owned by the recommending stockholder as they appear on our stockholder records and the length of time the shares have been owned by the recommending stockholder, or if held in “street name,” a written statement from the record holder of the shares confirming the information concerning the stock ownership of the recommending stockholder, and whether the recommendation is being made with or on behalf of one or more other stockholders and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made.

Board Role in Risk Management

Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board focuses on overseeing the Company’s business-wide risk management in a manner that balances managing those risks while enhancing the long-term value of the Company for the benefit of the shareholders. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the balance needed in the Company’s risk exposure and the managing of the Company’s greatest risk exposures. The Board asks for regular updates from management about the Company’s most significant risks and holds discussion regarding the appropriateness of management’s response.

Certain Relationships and Related Transactions

The Company has entered into indemnification agreements with each of its executive officers and directors. To the extent permitted by law, the Company has agreed to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been a Company officer, director or employee. In order to be entitled to indemnification, such person must have acted in good faith, and in a manner such person believed to be in the Company’s best interest. With respect to criminal actions, such persons must have had no reasonable cause to believe his or her conduct was unlawful. Insofar as there is a claim by an officer or director for indemnification for liabilities arising under the Securities Act, the claim may be unenforceable under the rules and regulations of the SEC.

Shareholder Communications with Directors

Stockholders may communicate directly with our Board of Directors or one or more specific directors by a written communication to: Board of Directors or the specific director, c/o Secretary, Westbridge Research Group, 1260 Avenida Chelsea, Vista, California 92081. Our Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of our products that are ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to our business, industry, management, the Board, a Board committee or a Board member. Our Secretary will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Additional Executive Officers of the Company who are not Directors or Director Nominees

Richard Forsyth is the Company’s Chief Financial Officer, Secretary and General Counsel. He has been an employee of the Company since September 2011. He acted as the Company’s outside legal counsel from time to time since 1988. Mr. Forsyth was most recently a shareholder and President of a mid-sized, San Diego based law firm. He received his B.A. degree from San Jose State University and his law degree in 1977 from Santa Clara University. Mr. Forsyth also practiced law in Japan for several years. He has sat on numerous civic, business, government and professional boards. He has been an adjunct professor at the University of San Diego Law School.

32

Required Vote

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors will elect directors.

The Board of Directors recommends that stockholders vote FOR William Fruehling, Mark Cole and Christine Koenemann to serve as directors.

SECURITY HOLDINGS OF CERTAIN

STOCKHOLDERS, MANAGEMENT AND NOMINEES

The following table sets forth information, as of March 31, 2013, except as noted below, with respect to the beneficial ownership of our common stock by:

•	each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each director and nominee to serve as a director; and

•	each executive officer named in the Summary Compensation Table under the caption “Executive Compensation,” below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	W/O Exercise Percent of Class (5)	Percent of Class (6)

Christine Koenemann	170,675 (1)	4.5	7.4

Lawrence Parker	70,675 (2)	*	3.1

Albert L. Good	182,300	8.1	8.1

Kenneth P. Miles	119,867	5.4	5.4

William Fruehling	77,000 (3)	*	3.3

Mark Cole	50,000 (4)	*	2.2

All Directors & Officers as a Group (3 persons)	300,362	5.4	12.4

* less than 1%

(1)	Consists in part of exercisable options to purchase 50,000 shares at $1.53 per share, and 20,000 shares at $0.81 per share.

(2)	Consists in part of exercisable options to purchase 40,000 shares at $1.53 per share, and 10,000 shares at $0.81 per share.

(3)	Consists of exercisable options to purchase 20,000 shares at $0.25 per share, 5,000 shares at $1.53 per share, 12,500 shares at $0.47 per share, 7,500 shares at $0.81 per share, 7,500 shares at $0.85 per share and 7,500 shares at $0.93 per share.

(4)	Consists of exercisable options to purchase 10,000 shares at $0.25 per share, 5,000 shares at $1.53 per share, 12,500 shares at $0.47 per share, 7,500 shares at $0.81 per share, 7,500 shares at $0.85 per share and 7,500 shares at $0.93 per share.

(5)	Calculated as if no options were exercised and 2,240,438 shares outstanding.

(6)	Calculated as if only that (those) shareholder’s(s’) options/warrants exercisable within 60 days were exercised and no other options/warrants were exercised.

33

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended November 2012, 2011 and 2010, information concerning the compensation of our President (Chief Executive Officer), our Chief Financial Officer, and our next most highly compensated officer (other than our President) who were serving at November 30, 2012. Dr. Parker serves as vice-president of the Company, but he is not an executive officer. There is no one who, but for the fact he was not serving at November 30, 2012 would have been one of two most highly compensated executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Non-qualified Incentive Plan Compensation	All Other Compensation (2)	Total

Christine Koenemann	2012	$152,083	$50,000	0	$0	0	0	$554	$202,637
President & Director	2011	$150,000	$35,000	0	$0	0	0	$0	$185,000
	2010	$135,000	$25,000	0	$8,260	0	0	$2,596	$170,856

Richard Forsyth	2012	$120,000	$20,000	0	$0	0	0	$0	$140,000
Chief Financial Officer,	2011	$30,000	$0	0	$0	0	0	$0	$30,000
Secretary & General
Counsel(3)

Larry Parker, PhD	2012	$100,000	$25,000	0	$0	0	0	$28,809	$153,809
Vice President &	2011	$100,000	$20,000	0	$0	0	0	$22,382	$142,382
Director of R&D	2009	$85,000	$15,000	0	$4,139	0	0	$24,236	$128,375

(1) Option Awards are issued pursuant to our 2001 Stock Option Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with ASC 718. For a discussion on the assumptions made regarding the valuation of the option awards, please see Note 1 “Organization and Significant Accounting Policies” in our Notes to Consolidated Financial Statements.

(2) All Other Compensation is comprised of unused vacation paid to Christine Koenemann and commissions and unused vacation paid to Larry Parker, PhD.

(3) Mr. Forsyth’s employment began September 1, 2011.

Bonuses

Historically the Compensation Committee recommends and the Board of Directors approves bonuses only for the President of the Company and establishes a pool of funds available for bonus grants to other employees at the discretion of the President. However, both the President’s bonus and the pool for the payment of bonuses to other employees is determined by the Compensation Committee based on a number of factors, in particular the profitability of the Company and on other factors which are subjective. In 2012 a bonus was paid to Ms. Koenemann, Mr. Forsyth and Dr. Parker, in recognition of their contributions in increasing sales, fostering the development and testing of new products and growing key personnel.

34

Employee Agreement with Christine Koenemann

On May 1, 2011, we entered into an employment Agreement with Christine Koenemann, our President, Secretary and Chief Financial Officer. The Employment Agreement provides for a term ending November 30, 2014. Under the Employment Agreement Ms. Koenemann receives a base salary of $150,000 per year. Ms. Koenemann is also eligible for a bonus paid out annually based on factors determined from time to time by the Company’s Board of Directors.  She is entitled to annual reviews which may result in an increase or decrease of the base salary, but no decrease can be more that 10% of the prior year’s base salary without the written agreement of Ms. Koenemann. She is also eligible to participate in benefits offered to our other employees such as a health plan.

Ms. Koenemann also will receive compensation if there is a “Change in Control” in the Company. A “Change in Control” is, in general, termination of Ms. Koenemann’s employment within three years following a sale of all or substantially all of our assets, a consolidation or merger of the Company with any other person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote. Should a “Change in Control” occur, Ms. Koenemann is entitled to receive an amount equal to three years base salary if she is terminated in the first two years of a Change in Control and two years’ salary if terminated in the third year after a Change in Control. In both cases all unvested stock options will immediately vest.

Ms. Koenemann is also entitled to compensation if a “Change in Control” has occurred and her job title or authority changes significantly or if her place of employment changes by more than 20 miles from its current location.

In the event of the death or disability of Ms. Koenemann, she or her estate is entitled to a payment of six months of her base salary, unless the death or disability occurs after a “Change in Control” in which case the payment will be equal to three years of her base salary.

Ms. Koenemann will receive a severance package if she is terminated by the Company “without cause.” The terms of the severance package provides that she would receive three years base salary.

In 2010, Ms. Koenemann was granted an option to purchase up to 20,000 shares of the Company’s common stock under the Company’s 2001 Stock Option Plan. The option vests over three years in equal installments. The exercise price is $0.81 per share. She has ten years from the date of grant to exercise the option.

A copy of Ms. Koenemann’s Employment Agreement has been filed with the SEC on Form 8-K.

Employee Agreement with Dr. Lawrence Parker

On April 1, 2011, we entered into an Employment Agreement with Lawrence Parker, Ph.D., our Vice-President and Director of Research and Development. The Employment Agreement provides for a term ending November 30, 2014. Under the Employment Agreement Dr. Parker receives a base salary of $100,000 per year. Dr. Parker is also eligible for a bonus paid out annually based on factors determined by the President of the Company at the President’s sole discretion. He is entitled to annual reviews which may result in an increase or decrease of the base salary, but no decrease can be more that 10% of the prior year’s base salary without the written agreement of Dr. Parker. He is also eligible to participate in benefits offered to our other employees such as a health plan.

Dr. Parker also will receive compensation if there is a “Change in Control” in the Company. A “Change in Control” is, in general, termination of Dr. Parker’s employment within two years following a sale of all or substantially all of our assets, a consolidation or merger of the Company with any other person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote. Should a “Change in Control” occur, Dr. Parker is entitled to receive an amount equal to two years base salary and all unvested stock options will immediately vest.

35

Dr. Parker is also entitled to compensation if a “Change in Control” has occurred and his job title or authority changes significantly or if his place of employment changes by more than 20 miles from its current location.

In the event of the death or disability of Dr. Parker, he or his estate is entitled to a payment of six months of his base salary, unless the death or disability occurs after a “Change in Control” in which case the payment will be equal to two years of his base salary.

Dr. Parker will receive a severance package if he is terminated by the Company “without cause.” The terms of the severance package provides that he would receive two years base salary.

In 2010, Dr. Parker was granted an option to purchase up to 10,000 shares of the Company’s common stock under the Company’s 2001 Stock Option Plan. The option vests over three years in equal installments. The exercise price is $0.81 per share. He has ten years from the date of grant to exercise the option.

A copy of Dr. Parker’s Employment Agreement has been filed with the SEC on Form 8-K.

Employment Agreement with Richard Forsyth

On August 15, 2011, the Company entered into an employment agreement with Richard Forsyth.  The employment agreement provides that Mr. Forsyth is to serve as the General Counsel, Secretary and Chief Financial Officer of the Company for a term commencing September 1, 2011 and ending November 30, 2014. Mr. Forsyth’s base salary will be $120,000 per year with annual reviews which may result in an increase or decrease of the base salary, but any decrease cannot be for more than 10% of the prior year’s base salary without his written agreement.  Mr. Forsyth will also be entitled to a bonus paid out annually on factors determined by the Company’s President at the President’s sole discretion. Mr. Forsyth was not granted stock options in connection with this employment agreement. He is also eligible to participate in benefits offered to our other employees such as a health plan. The employment agreement allows Mr. Forsyth three weeks of vacation each year, instead of the two weeks that the Company’s policies would otherwise provide.

Mr. Forsyth also will receive compensation if there is a “Change in Control” in the Company. A “Change in Control” is, in general, termination of Mr. Forsyth’s employment within two years following a sale of all or substantially all of our assets, a consolidation or merger of the Company with any other person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote. Should a “Change in Control” occur, Mr. Forsyth is entitled to receive an amount equal to two years base salary and all unvested stock options will immediately vest.

Mr. Forsyth is also entitled to compensation if a “Change in Control” has occurred and his job title or authority changes significantly or if his place of employment changes by more than 20 miles from its current location.

In the event of the death or disability of Mr. Forsyth, he or his estate is entitled to a payment of six months of his base salary, unless to the death or disability occurs after a “Change in Control” in which case the payment will be equal to two years of his base salary.

Mr. Forsyth will receive a severance package if he is terminated by the Company “without cause.” The terms of the severance package provides that he would receive two years base salary.

A copy of Mr. Forsyth’s Employment Agreement has been filed with the SEC on Form 8-K.

36

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning stock options and restricted stock awards (our only forms of equity awards) held by our executive officers at November 30, 2012 and by Dr. Parker, who is a vice-president of the Company, but not an executive officer, as of that same date:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christine Koenemann	50,000	--	--	$1.53	04/15/2018	--	--	--	--
	20,000	--	6,666	$0.81	03/08/2020	--	--	--	--
Larry Parker, PhD	40,000	--	--	$1.53	04/15/2018	--	--	--	--
	10,000	--	3,333	$0.81	03/08/2020	--	--	--	--

Richard Forsyth, Chief Financial Officer, began employment on September 1, 2011. He received no equity awards and had no stock awards as of November 30, 2012.

Director Compensation

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered during the year ended November 30, 2012:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)

William Fruehling	$5,000	$0	$0	$5,000

Mark Cole	$5,000	$0	$0	$5,000

(1)	In 2013 the Company granted to each of Mr. Fruehling and Mr. Cole an option for 7,500 shares for their service in 2012 and an additional option for 7,500 shares for their services in 2013.

Director Outstanding Awards at Fiscal Year-End

As of November 30, 2012, our non-employee directors held stock awards and stock options covering the following number of shares:

	Outstanding
Name	Stock Award Shares	Stock Option Shares

William Fruehling	0	69,500

Mark Cole	0	42,500

Mr. Fruehling exercised an option to acquire 5,000 shares in December 2012 and an option to acquire 12,000 shares in March 2013.

37

Narrative Discussion of Director Compensation

Each non-employee director receives (i) a cash payment of $1,500 for each meeting of the Board of Directors that the director attends in person or by telephone, (ii) a cash payment of $500 for each meeting of a Committee of the Board of Directors that the director attends in person or by telephone, unless that meeting occurs in conjunction with a Board Meeting, in which case there is no payment for attendance at that Committee meeting, and (iii) a stock option described below. Each director at the beginning of the Company’s fiscal year is awarded a stock option to acquire 7,500 shares of the Company’s common stock. The option vests in quarterly installments during the fiscal year. The exercise price is the fair value of the shares at the time of grant. The option is for 10 years. Additionally, the Company reimburses directors for actual out of pocket costs related to attending meetings.

Control

We do not believe that any individual controls us by virtue of stock ownership. However, by virtue of her position as our President, and a director, Christine Koenemann, and our entire Board of Directors possess the power to direct or cause the direction of the management and policies of us and may be deemed to control us.

Review and Approval of Transactions with Related Persons

We have adopted a Related Party Transaction Policy pursuant to which, in general, our Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, as defined in SEC’s regulations.

Securities Transactions

Based on our records and on information provided to us by our directors, executive officers and affiliates, neither we nor any of our directors, executive officers and affiliates has effected any securities transactions involving shares of our Common Stock in the 60 days prior to May 29, 2013, except the Company issued stock options for 7,500 shares each to its two outside directors in accordance with our director compensation plan. The options were granted with an exercise price of $1.93 per share, which was the fair value as of the date of grant.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders an opportunity to indicate whether they support our named executive officers compensation as described in this proxy statement. This advisory vote, commonly referred to as “say on pay” is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding the named executive officers compensation contained in this proxy statement, and the narrative disclosure accompanying the tabular presentations. These disclosures allow our shareholders to view the trends in our compensation program and the application of our compensation philosophies for the years presented.

The Compensation Committee believes an effective compensation program and its primary goal should be to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing shareholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain, and reward our executives for achieving our business and financial objectives and goals. Please review the disclosure relating to Executive Compensation included in the Proxy Statement for additional details about the Company’s executive compensation program, including information about the compensation paid to executive officers in the fiscal year ended November 30, 2012.

38

We are asking shareholders to support the compensation of the Company’s executive officers. This proposal gives shareholders the opportunity to express their views on named executive officers’ compensation. Accordingly we ask shareholders to vote “FOR” the following resolution:

“Resolved, that the compensation paid to the Company’s named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved.”

Although this vote is advisory and not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board recommends that shareholders vote “FOR” the approval of the executive compensation of the Company’s named executive officers.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote on the frequency with which “say on pay” votes, similar to Proposal 4 in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Shareholders may also abstain from voting on this proposal.

The Board recommends that shareholders select a frequency of three years, or a triennial vote. Our executive compensation program is designed to support long-term value creation and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. One of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareholders’ interest to support long-term value creation. We grant awards with multi-year service periods to encourage our named executive officers to focus on long-term performance, and recommend a triennial vote, which would allow our executive compensation programs to be evaluated over similar time-frame and in relation to our long-term performance. In addition, a triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes. We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider shareholders” input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes. Because this proposal is advisory, it will not be binding on the Company; however, the Board values our shareholders” opinions and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. To be effective, the Proposal needs to be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

The Board recommends that shareholders select “THREE YEARS” on the proposal recommending the frequency of advisory votes on executive compensation.

39

PROPOSAL 5

RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of PKF has been appointed by the Audit Committee of our Board of Directors to continue to serve as our independent public accounting firm for the year ending November 30, 2013, subject to ratification at the meeting by our stockholders. PKF has served as our independent public accountants since 1998.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by PKF, Certified Public Accountants, A Professional Corporation (“PKF”) for services rendered to us with respect to the fiscal year ended November 30, 2012 and 2011, respectively:

Fee Category	Fiscal 2012	Fiscal 2011

Audit Fees	$44,080	$45,143
Audit-related fees	–	428
Tax fees	5,204	5,350
All other fees	–	234
		–
Total fees	$49,284	$51,155

Audit Fees. The fees for services rendered by PKF were for the audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended November 30, 2012 and its reviews of our interim condensed consolidated financial statements included in our quarterly Reports on Form 10-Q for the quarters ended February 29, 2012, May 31, 2012 and August 31, 2012. Audit fees included services that are normally provided by PKF in connection with regulatory filings or engagements, including consents provided with respect to registration statements we filed with the Securities and Exchange.

Tax Fees. These fees were for services regarding the preparation of income tax returns and other tax compliance.

Other Fees. These fees related to assistance provided regarding an IRS notice received by the Company.

In connection with the standards for independence of a company’s independent public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee of our Board considered whether the services provided were compatible with maintaining the independence of PKF for the respective periods that each was engaged by us, and determined that the provision of those services did not adversely affect the independence of PKF.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year for services set forth in an engagement letter approved by the Audit Committee or its Chairperson and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the services provided by PKF during the years ended November 2012 and 2011 were pre-approved by the Audit Committee or its Chairperson, his decision was reported to the full Audit Committee at its next scheduled meeting. Our independent public accounting firm and management are required to periodically report to the Audit Committee or its Chairperson regarding the extent of services provided by our independent public accounting firm in accordance with this pre-approval process and the fees for the services performed to date. The Audit Committee or its Chairperson may also pre-approve particular services on a case-by-case basis.

40

Effect of Ratification

Our Board proposed that the stockholders ratify the Audit Committee’s selection of PKF as our independent public accounting firm for the year ending November 30, 2012. If the resolution selecting PKF as our independent registered public accounting firm is adopted by stockholders, the Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in our interest. Any future selection need not be submitted to a vote of stockholders.

Required Vote

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and voting on this proposal is required to ratify the selection of PKF as our independent registered public accounting firm.

The Board of Directors recommends a vote FOR Proposal 5.

Audit Committee Report

Management has the primary responsibility for our financial reporting process, including our financial statements, while the Audit committee is responsible for overseeing our accounting, auditing and financial report practices, and our independent public accounting firm has the responsibility for auditing our annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report on those financial statements. In fulfilling our oversight responsibility with respect to our Company’s financial statements for the year ended November 30, 2012, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended November 30, 2011 with management and PKF, our independent registered public accounting firm;

•	Discussed with PKF the matters required to be discussed by Statement on Auditing Standards No. 114, and the corresponding U.S. Auditing Standards No. 380; and

•	Received the written disclosures and the letter from PKF required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communication with the Audit Committee concerning independence, and also discussed PKF’s independence (see “Ratification of Selection of Independent Public Accounting Firm,” below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended November 30, 2012 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully,

Mark Cole, Chairman

William Fruehling

41

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

Shareholders who have the same mailing address and last name may have received a notice that your household will receive only one proxy statement. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from us or your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our shareholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA 92081. Any shareholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy materials may obtain a copy by written request addressed to Corporate Secretary, Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA 92081.

WHERE YOU CAN FIND MORE INFORMATION

The Reverse/Forward Stock Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We have filed a Rule 13e-3 transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse/Forward Stock Split. The Schedule 13E-3 contains additional information about us. Copies of the Schedule 13E-3 are available for inspection and copying at our principal office during regular business hours by any of our interested shareholders, or obtained by mail, by written request to Corporate Secretary, Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA 92081.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

Statements contained in this proxy statement, or in any document incorporated by reference in this Proxy Statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. That means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information.

This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2013

•	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2012.

42

We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting. We will amend the Rule 13e-3 to include any such updated information.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of Proxy Statement and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to the attention of our Corporate Secretary at Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA 92081, by calling our Corporate Secretary at (760) 599-8855, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

SHAREHolder Proposals

Deadline for Receipt of Shareholder Proposals

Shareholder proposals that are intended to be presented at the Company’s 2014 annual meeting of shareholders must be receive by the Company at the Company’s office at 1260 Avenida Chelsea, Vista, CA 92081, no later than March 31, 2014, in order to be included in the proxy statement for that meeting. Shareholders wishing to nominate directors or bring a proposal before the 2014 annual meeting of shareholders (but not include it in the Company’s proxy materials) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no earlier than February 1, 2014, and no later than March 31, 2014. If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changes more than 30 days from the date of the prior year’s meeting, the deadline for providing written notice of a proposal to be included in the proxy statement for the Company’s 2014 annual meeting of shareholders is a reasonable time before the Company begins to print and mail its proxy materials.

Discretionary Voting Authority

In 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company’s proxy statement. This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary date of the date of mailing out the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The date by which such notice must be received by the Company for the 2014 annual meeting is March 31, 2014. If during the prior year the Company did not hold an annual meeting, or if the date for the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company sends it proxy materials for the current year in order for the Company to be allowed to use its discretionary voting authority.

Cost To Solicit Proxies

We will bear the cost of preparation, printing and mailing of this Proxy Statement and the solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from the beneficial owners. Proxies may be solicited without extra compensation by certain of our officers, directors and regular employees by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. We have not retained any service to assist us in soliciting proxies.

43

Other Matters

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Annual Meeting other than as set forth herein. If any other matters would be properly presented, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this Proxy Statement, attachments and associated documents are “forward-looking” statements, as well as historical information. Although the Company believes that the expectation reflected in these forward-looking statements are reasonable the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to this Company are expressly qualified in their entirety by these and other factors.

By Order of the Board of Directors

/s/ Richard Forsyth
Richard Forsyth
Secretary and Chief Financial Officer

Dated: May 29, 2013

44

Attachment A

FORM OF

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Christine Koenemann and Richard Forsyth certify that:

1.       They are the President and Secretary, respectively, of Westbridge Research Group, a California corporation.

2.       Article Three of the Articles of Incorporation of this corporation is amended to read as follows:

         “THREE: (a) This corporation is authorized to issue two classes of shares, designated respectively, “Common Stock” and “Preferred Stock”. This corporation may issue 37,500,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Immediately upon the effectiveness of this Amendment (“Effective Time”), each 833 shares of Common Stock issued and outstanding immediately prior to the filing of this Amendment, shall be combined and converted into 1 share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash for such fractional share at the rate of $1.93 per pre-split share.

         (b) The Board of Directors may divide the Preferred Stock into any number of series. The Board of Directors shall fix the designation and number the shares of each such series. The Board of Directors may determine and alter the rights, preferences and privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock. The Board of Directors, within the limits and restrictions of any resolution adopted by it originally fixing the number of shares of any series, may increase or decrease the number of shares of any such series after the issuance of shares of that series, but not below the number of outstanding shares of such series.”

3.       The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.       The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 2,240,438. The number shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of vote required was more than 50%. There are no shares of Preferred Stock issued and outstanding.

A-1

       We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct of our own knowledge.

Dated: __________________, 2013

Christine Koenemann, President

Richard Forsyth, Secretary

A-2

Attachment B

BRINIG & COMPANY

INCORPORATED

FORENSIC ACCOUNTING AND BUSINESS VALUATION

401 B STREET, SUITE 2150

SAN DIEGO, CALIFORNIA 92101

TEL. (619) 687-2600 FAX (619) 544-0304

www.brinigco.com

Westbridge Research Group

Appraisal Report

At March 31, 2013

B-1

BRINIG & COMPANY

INCORPORATED

FORENSIC ACCOUNTING AND BUSINESS VALUATION

401 B STREET, SUITE 2150

SAN DIEGO, CALIFORNIA 92101

TEL. (619) 687-2600 FAX (619) 544-0304

www.brinigco.com

May 6, 2013

Board of Directors

Westbridge Research Group

1260 Avenida Chelsea

Vista, CA 92081

Dear Members of the Board of Directors:

We have been asked to give our opinion of the fair value per share of the common stock in Westbridge Research Group (Westbridge or the Company). The objective of this appraisal is to estimate the fair value per share of the stock as of March 31, 2013 grant for use in repurchasing fractional stock interests that will exist subsequent to a contemplated reverse stock split. Specifically, our opinion of value will be used to assist the Company in complying with the requirements of the Securities and Exchange Commission regarding this activity. In order to expedite this process, we are providing this report that presents a summary of our analysis.

Description of Assignment

Brinig & Company, Inc. has been engaged to estimate the fair value per share of the common stock in Westbridge Research Group with an effective valuation date of March 31, 2013.

Definition of Fair Value

As used in this report, “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the asset or liability is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities; it is not a forced transaction (for example, a forced liquidation or distress sale). The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. Therefore, the objective of a fair value measurement is to determine the price that would be received to sell the asset or paid to transfer the liability at the measurement date (an exit price).

B-2

Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for the measurement, if available. If quoted market prices are not available, the estimate of fair value shall be based on the best information available in the circumstances. The estimate of fair value shall consider prices for similar assets and the results of valuation techniques to the extent available in the circumstances. Examples of valuation techniques include the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved, option-pricing models, matrix pricing, option-adjusted spread models, and fundamental analysis.

Company Background

Westbridge Research Group was incorporated in California in 1982. From inception, Westbridge Research Group and its wholly-owned subsidiary, Westbridge Agricultural Products (hereinafter referred to collectively as “Westbridge,” or the “Company”) have engaged in the development, manufacture and marketing of environmentally compatible products for the agriculture industry. Those products are divided between conventional (non-organic) and organic. Additionally, the Company has established a line of “sustainable” products which, while not organic, are more environmentally friendly. While still conventional, these sustainable products are offered to growers who are practitioners of developing biological systems which do not need high levels of toxic inputs. The Company also produces a line of products that are used in industrial bioremediation.

During the past several years, the Company has placed an emphasis on the sale of agricultural inputs that meet the requirements for use in organic agriculture as defined under the United States Department of Agriculture (“USDA”) National Organic Program (“NOP”).

The Company’s products are sold principally in the western region of the United States, but it has international sales as well. The Company sells its products through its own sales organization and through dealers and distributors.

Depending on the product, the Company’s products are effective on vines and tree crops, berries and vegetables. The Company's environmentally sensitive products include proprietary formulations based primarily on the use of microbial fermentations and plant extracts, micronutrient blends containing primary and complex secondary nutrients, as well as additional natural humates and natural substances with growth promoting activity.

The Company’s conventional products are marketed under the trademarked brand names TRIGGRR®, SunBurst® and EarthTrend®. Two of the Company’s important conventional products are Soil TRIGGRR® and Foliar TRIGGRR®. These formulations are registered with the United States Environmental Protection Agency (“USEPA”) as plant growth regulators. The active components of these two formulas are "cytokines" that affect rates of cell division and growth. Soil TRIGGRR®, a liquid product that is applied to the soil at the time of planting or as a side dress or through drip irrigation to stimulate early seedling vigor, improve root development, and improve stand. Soil TRIGGRR® is commonly used on a wide variety of fruits and vegetables. Foliar TRIGGRR® is applied as a liquid directly to plant foliage. The product has its primary use in stimulating root growth, promoting earlier and fuller flowering, and increasing seed set. Plants that Foliar TRIGGRR® is commonly used on include fruiting vegetables, tree fruit and row crops. Soil TRIGGRR® and Foliar TRIGGRR® may be used with conventional farming practices and, in combination with other agricultural chemicals, rendering them easy to apply and facilitating distribution. These products are inexpensive to use and in many crops produce yield increases sufficient to provide substantial increases in profits to the user.

B-3

Another group of important conventional products is sold under the trademark SunBurst®. These are specialty fertilizers which are micronutrient blends containing primary and complex secondary nutrients, as well as additional natural humates and natural substances with growth promoting activity. The SunBurst® products are often used in conventional crop production such as table grapes, and in growing turf.

Earthtrend is the Company’s line of sustainable products. The Company introduced the EarthTrend® line of products in 2010. The EarthTrend® line is conventional (non-organic), however its products are based on the concepts of sustainable agriculture. While the EarthTrend® products are not organic, the Company uses non-toxic or less toxic ingredients in these products.

The Company’s organic products are marketed under the trademarked brand names TRIGGRR® and BioLink®. Organic TRIGGRR® is a liquid auxiliary soil and plant substance containing natural plant extracts. The product line includes Organic BioLink® NPK (nitrogen-phosphorus-potassium) blends and micro and macronutrient blends that can be used on most plants including fruits and vegetables, trees, vines, shrubs, flowering ornamentals and containerized plants. These NPK blends are designed to correct nitrogen, phosphorus, and potassium deficiencies. All of the liquid products can be delivered to plants by either soil or foliar applications. Organic products are formulated to be in compliance with the USDA National Organic Plan.

Although they do not constitute a large portion of the Company’s sales, Westbridge also manufactures and sells environmental products, H4- 502 and Sewage Treatment (ST-12), which are organic products formulated to control ammonia, alcohol and hydrogen sulfide odors.

The Company’s product line also includes a liquid garlic-based insect repellant for use on most plants and non-ionic type spreaders, referred to as adjuvants.

The Company markets its products through recommended programs it has developed over the years to assist with plant success. These programs are based on the type of key crop. For example, it has established programs for crops such as table and wine grapes, strawberries and high value nut and fruit tree orchards. Each program consists of one and usually more of the Company’s products. The programs include instructional information concerning the optimum type of application and the frequency and the time of applications. The Company believes that this type of comprehensive approach is of significant value to the grower.

In addition to an in-house sales force, the Company uses key regional and national distributors and dealers for reaching the U.S. market. Internationally, the Company has executed distribution agreements with in-place ag-chemical distributors to represent the Company's products in specified regions or countries. The Company has two large customers whose combined purchases amounted to 25% of the Company’s agricultural product sales in 2012. Sales to these customers amounted to 16% in 2011.

The Company is the exclusive distributor in the United States of the products Blossom ProtectTM and Botector®. Blossom ProtectTM is a biological product to combat fire blight, a bacterial disease that attacks apple and pear trees and other pome fruit. Botector® is a product for use in controlling the fungal disease botrytis and similar diseases in grapes, strawberries and other crops. Both products were approved by the USEPA in January 2012 and Blossom ProtectTM was introduced to the American market in 2012. State regulatory requirements may delay the introduction of Botector® in some states. The products are also approved for use in organic production in accordance with the USDA NOP and are appropriate for an Integrated Pest Management (IPM) regime.

Additionally, the Company is actively engaged in research and development activity for new products and is also investigating opportunities to either purchase or seek distribution rights of new products from third parties.

B-4

The Company uses an internal program and contracts with universities and private government laboratories to conduct the majority of its research and development work in environmentally safe agriculture products and products that can be used with IPM programs. These programs and contracts generate the field trials and data necessary to obtain the requisite government approvals and establish efficacy under commercial conditions. Research and development expenses for fiscal years 2012 and 2011, respectively, were $480,551 and $305,125.

Competition in the agricultural products market is significant, and there are a number of large and mid-size businesses in direct competition with the Company. The Company's agricultural products compete with chemical products of major specialty suppliers to the agricultural industry. Some of the advantages these major specialty companies have in supplying chemical products to the agricultural industry include well-established distribution networks, well-known products, experience in satisfying the needs of farmers and extensive capital resources. These competitors are able to conduct large advertising campaigns and conduct direct mail efforts targeting growers who may use their product.

A number of other existing companies are engaged in research in the area of biotechnology relating to agriculture. The Company expects the biotechnology industry in agriculture to be very competitive in the future. Unlike chemical products, biotechnology products do not cause soil erosion, do not adversely affect the environment, are not dependent on petroleum products and do not present safety hazards to humans. Most of the Company's existing and potential competitors in agro-chemicals and biotechnology have more experience in operations, more extensive facilities and greater financial and other resources.

The Company purchases the raw materials for its products from a number of suppliers. A number of the Company’s employees devote substantial time to dealing with the purchase of materials and evaluating potential new suppliers. The Company has endeavored to diversify suppliers for many years; however, there are a limited number of suppliers for certain raw materials used by the Company in its products.

Over the past three years, a majority of the Company’s sales, based on dollars sold, are to 15 companies. Most of these same companies have remained key customers for the past several years.

The Company's activities are subject to regulation under various federal laws and regulations including, among others, the USDA’s National Organic Program, the Occupational Safety and Health Act, the Toxic Substances Control Act, the National Environmental Policy Act, other water, air and environmental quality statutes, and export control legislation. The Company believes it has met its current obligations under the aforementioned regulations.

In addition to the foregoing requirements, the Company's agricultural products must often be approved by state authorities before distribution in a state. In some cases, this necessitates having to conduct field tests in the particular state to accumulate the necessary efficacy for registration. In 2011, the State of California, where the Company is located, developed its own regulatory compliance regime.

The Company has its organic products reviewed and approved for use on organically grown crops by either state certifiers accredited under the USDA NOP, or by the Organic Materials Review Institute (OMRI). The State of California has recently adopted an approval process for certification of products as organic for sale within the state.

B-5

The National Organic Program under the direction of the Agricultural Marketing Service (AMS), is an arm of the United States Department of Agriculture. This national program facilitates domestic and international marketing of fresh and processed food that is organically produced and assures consumers that such products meet consistent, uniform standards.

The NOP announced a set of regulations effective 2009 meant to more strictly control those manufacturers of organic farm inputs which also produce conventional farm inputs. The new rules require dual manufacturers of liquid fertilizers (dual means both conventional and organic fertilizers), which manufacture organic liquid fertilizers of more than 3 percent nitrogen, to have a USDA NOP accredited third-party expert certify that (i) there is no fraud in the formulation of the organic fertilizer, (ii) the manufacturer has the appropriate infrastructure to produce the organic farm inputs, and (iii) a successful audit was conducted comparing incoming materials with outgoing finished product. The Company supports the implementation of these regulations. Although the Company does not currently manufacture an organic fertilizer that would mandate this certification, the Company has undergone annual inspections and has been certified.

Additionally, the California Department of Food and Agriculture (CDFA) has promulgated a number of regulations related to the inspection of facilities producing organic fertilizers under the California Organic Products Act of 2003. The Company’s facilities and records underwent an inspection by CDFA in October 2011 and passed that inspection.

All of the Company's proprietary formulations and finished products are manufactured at its Vista, California facility.

In response to customer requests, in 2013, the Company has started to use a third party warehouse and distribution center for the convenience of customers located in California’s central valley. The Company has no recent history working with such facilities and does not know if this facility will be useful to its customers and there is no assurance that use of this facility will result in increased sales.

Agricultural product sales are typically seasonal in nature with heavier sales in the spring months. The Company is seeking to temper the seasonality of its agronomic sales by marketing its products in Latin American countries which typically produces sales in January, February and March of each year.

In addition to certain regulations governing the manufacturing process for organic products, the Company is subject to environmental laws regarding its manufacturing process, air regulation and disposal requirements. The Company has worked diligently to comply with all such laws and is subject to inspections from time to time and other requirements of compliance.

The production of pesticides is regulated by the USEPA and by state governments. Those regulations require the registration of many of our products. The Company could be required to make changes to its product formulations to comply with any newly enacted regulations, which changes could be costly both in terms of raw material changes but also changes in the manufacturing process and the willingness of the Company’s raw material suppliers to disclose their manufacturing processes.

The production of organic fertilizers is regulated by the federal government and often by state governments. California is particularly becoming involved in the regulation of organic fertilizers. USDA NOP regulations require the Company to adopt a material evaluation program. This is evidence of the Company belief that the organics industry as a whole is coming under increasing scrutiny and growing regulation. New regulations and changes to existing regulations may have a number of adverse consequences to the Company and its profitability. The Company may find its cost of goods or manufacturing processes more expensive. Or, the Company may determine that under some circumstances it is unable to produce its organic fertilizers because of restrictive measures taken by the government or industry groups.

B-6

The Company sells most of its products through distributors and dealers both nationally and internationally. A large number of end-users are located in the Pacific Northwest of the United States and California. The Pacific Northwest is a prime growing region in the United States for many of the crops that benefit from the Company’s products. However, that region is well-known for unpredictability in its weather. The Pacific Northwest is frequently subject to severe winter conditions that postpone or shorten the growing season or damage perennial tree crops. As a result, the Company’s sales of products into that region may from time to time be less than historically typical. The unpredictability of weather makes it difficult for the Company to forecast sales with any significant degree of certainty.

California, from time to time, experiences droughts, often of several years duration. During that time the state government limits water availability to growers in certain parts of California. Growers are advised to use water wisely and conserve as much as possible through good on-farm water management practices. Additionally, water restrictions may occur as a result of court decisions on endangered species as was the case recently with the Delta smelt. If water distribution is curtailed for these or any other reasons, the Company anticipates its sales in California will decrease, perhaps substantially.

A small number of customers have historically accounted for a majority of the Company’s sales. Sales for the top two customers accounted for 25% and 16% of sales revenues in 2012 and 2011, respectively. The loss of one of more of the largest customers will have an adverse impact on the Company’s sales and operating results.

The Company is reliant on suppliers of raw materials in order to manufacturer its products. Those raw materials are bought from both domestic and international suppliers. In years of a strong economy, there is significant competition for those materials making availability uncertain. Additionally, with greater competition the price of some raw materials will increase and not all of that additional expense will be passed onto customers. Also, some countries have adopted policies which restrict the export of minerals if these items can be used or reserved for domestic production. In other cases, countries may suffer from domestic disturbances or worker actions that disrupt the flow of materials to the Company.

The Company is attempting to expand its product offerings through licensing and distributing arrangements and by developing products in-house. Licensing of products requires identification of new products or determination of new applications for existing products and a willingness on the product owner to license the product. Additionally, all products need to be proven efficacious, which requires costly testing and a favorable result is not assured. Because many of the products that may be sold by the Company must be registered with one or more government agencies, the registration process can be time consuming and expensive, and there is no guarantee that the product will obtain all needed registrations. The Company has obtained registration in some jurisdictions and not in others. In the Company’s view, the State of California has one of the most stringent regulatory environments and occasionally the Company may have federal registration of a product but will be unable to sell that product in California. This is the case with Botector® which has been approved by the USEPA, but has not yet been approved by the California Department of Pesticide Regulation.

The Company’s revenues vary from period to period for a number of factors. It sells products during growing seasons. Although the Company has had some success in selling into the southern hemisphere to capture another growing season, the large majority of its sales are in the United States, and most crops that benefit from our products are grown in spring and summer. Therefore, most of the Company’s revenues are realized in a six month period beginning in April. This requires us to build up inventories in the first and second quarters when our cash flow is weakest. Historically speaking, our cash flow is strongest in the third and fourth quarters.

B-7

The Company’s product formulations are carefully protected trade secrets, but we have no patents on our formulations. The Company believes that its formulations are still valuable proprietary information, but there is no assurance that they will not be copied. The manufacturing process for many of its products is also confidential and maintained as a trade secret, but there is no assurance that a competitor cannot duplicate their processes. The Company has not decided if it will patent future products or processes.

The Company is highly dependent on its management and scientific team including its President, Christine Koenemann and its chief scientist, Dr. Lawrence Parker. Ms. Koenemann and Dr. Parker have entered into employment agreements with the Company.

There is no existing market for the company’s stock. It is not currently traded, and therefore it is difficult to liquidate the stock. The price for our common stock, if it were traded, would be affected by a number of factors, including: product availability, weather and regulatory affairs.

The officers, directors and principal shareholders own approximately 11.8% of the voting stock on a fully diluted basis (if all options are exercised). Although there is no voting agreement among them, this concentration of ownership may have an impact on the management and direction of the Company.

As a public company, Westbridge incurs significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. These rules and regulations are expected to increase the legal and financial compliance costs and to make some activities more time-consuming and costly.

At March 31, 2013, the Company had 23 employees, of which 21 are full-time and 2 are part time. None of these employees are covered by a collective bargaining agreement. The Company believes that its employee relations are satisfactory.

The Company’s executive offices are located at 1260 Avenida Chelsea, Vista, California 92081. This facility consists of 19,504 square feet and is used for offices, a laboratory and the production and storage of agricultural products and materials. The Company leases these facilities under a lease that was originally set to expire in January, 2015. In August, 2010, the Company negotiated an extension of the term for an additional four years to January 31, 2019 with the option of an additional three year extension through January 31, 2021. The new lease agreement gave the Company a $1,000 per month rent decrease beginning September 1, 2010 through the end of the initial lease term, January 31, 2015. The monthly rent for the option period will be established at fair market value by November 1, 2014.

The Company entered into a lease on April 8, 2011 of a free-standing industrial building located at 1251 Avenida Chelsea, Vista, California 92081. It occupies approximately 11,300 square feet of that building for use primarily as a storage space. The lease commenced on May 1, 2011, with early occupancy on April 8, 2011. The lease has a term of four years with an option to extend the term for an additional forty-five months at the fair market rate at the time of extension. The rent under this lease was $2,750 per month through December 31, 2011, and is $6,215 per month for the period January 1, 2012 through December 31, 2012, and will be $6,441 per month for the period January 1, 2013 through April 30, 2015.

In January 2013, the Company entered into a month to month agreement with a third party warehouse and distribution center. The monthly rent is dependent upon activity but no less than $250 per month. The Company expects to keep rent to a minimum and not to exceed $500 per month

B-8

Stock Valuation Analysis

In this appraisal assignment, we considered all of the factors set forth in Revenue Ruling 59-60 relating to the valuation closely held corporations. We also considered each of the three fundamental approaches to valuation; the cost, income, and market approaches. A summary of these approaches follows.

Cost Approach: The cost approach is based on the principle of substitution. That is, the most that would be paid for any asset is the cost of obtaining an equivalent asset. Alternatively stated, no buyer would willingly pay more for an asset or business interest than the cost of recreating that asset or interest. As used here, the term “cost” includes both out-of–pocket costs and opportunity costs. As a well-established company with proprietary products and processes, it would be difficult to estimate the cost to replicate all of the company’s tangible and intangible assets. Also, we believe that market participants would look to the company’s earnings as the source of its fair value, rather than to its underlying assets. Given this situation and the available financial history that will be discussed below, we did not use the cost approach in reaching our final opinion of fair value for the common stock.

Market Approach: Market based methods focus on arm’s length transactions in the company’s stock or comparable investments to establish the value of the subject business interest. Finding useful transaction information is often problematic since most sales of stock interests in private companies are not publicly reported and it is very difficult to find this data for truly comparable companies. Our search for comparable public companies produced no candidates that we considered to be usable for a valuation analysis. Therefore, we were not able to use the market approach to estimate the fair value per share of common stock in Westbridge.

Income Approach: Income based methods focus primarily on the earning capacity of a business entity as the basis for its value. These methods express the value of an entity as a function of its earning or cash generating capacity and an appropriate risk-adjusted discount or capitalization rate. Income based methods presume that an investment must yield a return sufficient to adequately compensate the investor for the inherent risks of ownership. We believe the income approach will provide the best indication of fair value for Westbridge. Our application of the capitalization of cash flow method is described in the following paragraphs.

The capitalization of cash flow method expresses the value of the total capital of a business as a function of its projected Net Cash Flow (based on historical results and future expectations) and an appropriate, risk-adjusted capitalization rate. Proper application of this method requires the estimation of the entity’s sustainable earnings base, an applicable cost of capital or discount rate, and its projected growth rate. The income or cash flow base is divided by the computed capitalization rate to calculate the value of the total operating capital.

Cash Flow Base: The calculation of the projected Cash Flow base for Westbridge is presented in Schedule I. To estimate a normalized cash flow base for Westbridge, we examined its income statements for the five fiscal years prior to the date of valuation. Based on this examination and management projections for 2013, we estimated the expected level of the company’s Revenue and Expenses. The result of the analysis is a conclusion of projected Cash Flow of $336,000.

Selection of the Capitalization Rate: The capitalization rate is calculated as the difference between the following two factors: 1) the discount rate or optimal weighted average cost of capital (WACC) for the firm and 2) the expected future growth rate. The optimal cost of capital is the weighted average of the firm’s debt and equity costs of capital with the weights determined to minimize the WACC. The expected growth rate is the best estimate of sustainable growth in cash flow. In this method, the growth rate is assumed to be constant.

B-9

WACC is composed of the cost of debt capital and the cost of equity capital. The cost of debt is defined as the average after-tax interest rate paid by the firm. This rate is determined by general market rates of interest and the firm’s risk rating which increases as the amount of debt relative to equity increases. The cost of equity capital is the required rate of return for ownership funds invested in the business. This rate also increases as the amount of debt to equity increases.

The summation method was used to estimate an appropriate cost of equity for Westbridge. This technique uses information obtained in long-term studies of capital markets to “build” a discount rate. Schedule II presents the summation method, a valuation model that combines the risk-free rate with various risk premiums to estimate a total discount rate.

The risk-free rate was determined to be 3.0%, based on long-term Treasury Notes. The risk premia, composed of the Equity Risk Premium (Common stock total returns minus Long-term government bond returns, 6.1%) and the Small Stock Risk Premium (Small stock returns minus large stock returns, 4.2%), were obtained from the 2013 edition of Stocks, Bonds, Bills, and Inflation, Ibbotson Associates, Inc.

In addition to market risk premiums, a company specific risk premium is often added to the cost of equity to compensate the investor for the additional risk in a particular company. This premium is based on a subjective evaluation of such factors as management depth, the competitive environment, the historical performance of the company including variability of sales and expenses, and other company or industry specific factors. Based on our examination of Westbridge, a company specific risk premium of 4.0% was considered to be appropriate.

The summation of the individual components results in a cost of equity capital for Westbridge of 17.3%. This equity rate is weight averaged with the company’s average after-tax cost of debt to calculate the Weighted Average Cost of Capital. The weights are typically assigned to each component return with the objective being to minimize the WACC. Based on an analysis of industry capitalization, we have estimated the expected optimal weighting to be 85.0% equity and 15.0% debt. It should be noted that this ratio relates the market value of equity to debt as opposed to the book value of equity. Using an average interest rate (net of tax shield) of approximately 3.3%, this calculation produced a WACC of 15.2%.

In order to convert the WACC into a capitalization rate, it is necessary to reduce it by the estimated growth rate for the net cash flow. We used 3.5% as the estimated growth rate. This rate is slightly higher than the expected future level of inflation as reported in the Blue Chip Economic Indicators, March 10, 2013. Based on our analysis of the company’s current outlook, it is our opinion that the net income generated by Westbridge will experience some real growth in the near term. This calculation is as follows:

Discount Rate - Growth Rate = Capitalization Rate

15.2% - 3.5% = 12.0% (rounded)

The next step in the analysis is to divide the projected Cash Flow by the capitalization rate (see Schedule III and its accompanying notes). The result of this calculation is the theoretical value of the Operating Capital that is necessary to produce the representative Cash Flow. This “Operating Capital” value relates to a minority interest due to the assumptions used in calculating both projected Cash Flow and the Discount Rate.

B-10

To convert the value of the Operating Capital to the fair value of the equity in the corporation, it is necessary to add all non-operating assets, such as excess working capital and the company’s “Investments” and the “Long-Term Account Receivable,” and reduce the indicated value by the interest-bearing debt that was outstanding at the valuation date. Since the Operating Cash Flow was calculated net of an allowance for income taxes, we also added the company’s Deferred Tax Asset.

Lack of Marketability Discount: Because the capitalization rate was derived from investment returns observed in the public marketplace based on marketable, minority interest stocks, the Marketable Equity Value does not reflect the restricted marketability discount that attaches to an ownership position in the privately held business. Investors prefer stock which has a ready market over stock which does not. Stock traded on a public exchange can be readily converted into cash through a broker. Stock in privately held corporations cannot be as readily converted into cash. Therefore, investors will pay less for these stocks than they will for marketable stocks, all other things being equal.

Although the shares of stock in Westbridge are publicly listed, there has been no trading of the stock on a public exchange. Since the subject company’s stock cannot be freely traded, it is important to consider this lack of marketability in the analysis.

To estimate the discount for lack of marketability, we considered historical studies of restricted securities transactions and private transactions prior to public offerings. These empirical studies have shown that restricted stock often sells for approximately 25-35% less than normal stock. The average differentials between private transaction prices and public offerings ranged primarily from 32%-74% (see Pratt, Valuing a Business, Dow Jones-Irwin, 1989). However, several financial researchers have recently argued that these discounts are too large due to inherent sampling bias and that the discounts reflect factors other than liquidity. Therefore, they believe they should be replaced with smaller discounts.

We also examined the five factors that cause the discount to vary across firms (see Damodaran, Damodaran on Valuation, John Wiley & Sons, Inc., 2006):

1. The liquidity of the assets owned by firm: Westbridge’s underlying assets are primarily operating assets and, therefore, are not highly liquid.

2. The financial health and cash flows of the firm: Westbridge has moderate financial health and low cash flows.

3. The possibility of the sale of the firm: There is no current expectation of a sale of the company or establishing an active public market.

4. The size of the firm: Westbridge is a very small firm with revenues of $5 to $7 million.

5. The size of the share block: The subject share blocks are small and lack the capacity to control.

B-11

Dr. Damodaran also developed a formula for calculating a synthetic bid-ask spread to provide an estimate of the illiquidity discount for private firms. This formula was based on a regression of the bid-ask spread for publicly traded firms using data from the end of 2000. The observed bid-ask spreads were regressed against annual revenues, a dummy variable for positive earnings, cash as a percent of firm value, and trading volume. We used this formula to calculate a synthetic bid-ask spread for Westbridge of 10.5%.

Based on the preceding discussion and other information, we applied a lack of marketability discount of 15% to the Total Marketable Equity Value of Westbridge at December 31, 2012 to calculate a fair value for 100% of the stock on an illiquid, minority basis of $4,573,500 or $1.93 per share (net of the dilutive effect of outstanding stock options).

Valuation Conclusions

We believe the fair value per share of the common stock in Westbridge Research Group is best estimated using the income approach. In our opinion, the fair value per share of the subject stock interests in Westbridge Research Group at March 31, 2013 is $1.93.

Our estimate of value is subject to the Assumptions and Limiting Conditions included herein.

Respectfully submitted,

/s/ S. Chris Summers

S. Chris Summers

Brinig & Company, Inc.

B-12

Assumptions and Limiting Conditions

This appraisal report is subject to the following assumptions and limiting conditions:

1.	The opinion letter and report is a summary of our Appraisal Analysis. This report summary is not a comprehensive presentation of all of the considerations made in order to arrive at our opinions of fair value.

2.	This report is designed to give a conclusion of value. It is not an accounting report, and it should not be relied upon to disclose unreported assets or liabilities, or to verify financial reporting. It is an opinion of value of the specific assets and liabilities considered by Brinig & Company, Inc.

3.	Brinig & Company, Inc. has accepted the various records regarding Westbridge Research Group without additional verification.

4.	Brinig & Company, Inc. has relied on representations made by Ms. Tina Koenemann and Mr. Richard Forsyth about the background and history of the company. These representations are believed to be reliable, but we assume no responsibility for their accuracy.

5.	This Appraisal Report was prepared for the use of the company’s board of directors in connection with SEC compliance and business planning. We consent to the submission of this report to the Securities and Exchange Commission, the California Department of Corporations and the Company’s shareholders for their use in connection with the Company’s proposed reverse stock split and repurchase of fractional shares. No reproduction, publication, distribution, or other use of this Appraisal Summary is authorized without the prior consent of Brinig & Company, Inc.

6.	All facts and data as set forth in this report are true and accurate to the best of the appraiser’s knowledge and belief. No matters affecting the conclusions have knowingly been withheld or omitted.

7.	The fee charged for this Appraisal Report is not contingent upon the conclusion of value set forth herein.

8.	The appraisal and its conclusions are subject to revision or change upon the presentation of data that may have been undisclosed or not available at this writing.

9.	The text of this report is Copyright © 2013, Brinig & Company, Inc. All rights are reserved and further publication is prohibited.

Statement of Disinterest

Brinig & Company, Inc. and its employees have no present or contemplated future interest in the subject property of this Appraisal Report. We have no interest in or bias with respect to the subject property or the owners thereof.

B-13

SCHEDULE I

WESTBRIDGE RESEARCH GROUP

ANALYSIS OF INCOME AND CASH FLOW

Fiscal Year Ending November 30, (Amounts in 000's)	Actual 2008	Actual 2009	Actual 2010 (Note 1)	Actual 2011	Actual 2012	Actual 3/31/2013 (4 Mos)	Projected 12 Mos. (Note 2)
Revenues	$3,998.3	$3,908.2	$4,238.3	$4,826.4	$6,558.0	$2,935.2	$7,200.0
Cost of Goods Sold	1,856.6	1,840.9	1,844.9	2,164.8	2,894.1	1,039.3	3,168.0
Gross Profit	2,141.7	2,067.3	2,393.4	2,661.6	3,663.9	1,895.9	4,032.0
Operating Expenses Research and development	257.3	238.3	281.3	305.1	480.6	146.1	432.0
Selling *	1,164.4	1,137.1	1,244.1	1,304.2	1,708.7	561.4	1,944.0
General & Administrative	781.5	739.6	776.0	895.7	927.5	321.6	1,152.0
Total Operating Expenses	2,203.2	2,115.0	2,301.4	2,505.0	3,116.8	1,029.1	3,528.0
Income from Operations	(61.5)	(47.7)	92.0	156.6	547.1	866.8	504.0
Depreciation & Amortization	123.9	115.5	149.5	143.0	143.0	46.4	144.0
EBDIT	62.4	67.8	241.5	299.6	690.1	913.2	648.0
CapEx	(46.3)	(111.8)	(81.3)	(124.6)	(179.4)	(32.5)	(144.0)
Income Taxes	(137.0)	28.4	15.2	4.5	(179.0)	(74.6)	(168.0)
Cash Flow from Operations	($120.9)	($15.5)	$175.3	$179.6	$331.6	$806.1	$336.0
Gross Profit	53.6%	52.9%	56.5%	55.1%	55.9%	64.6%	56.0%
Research and development	6.4%	6.1%	6.6%	6.3%	7.3%	5.0%	6.0%
Selling	29.1%	29.1%	29.4%	27.0%	26.1%	19.1%	27.0%
General & Administrative	19.5%	18.9%	18.3%	18.6%	14.1%	11.0%	16.0%
Total Operating Expenses	55.1%	54.1%	54.3%	51.9%	47.5%	35.1%	49.0%
EBDIT %	1.6%	1.7%	5.7%	6.2%	10.5%	31.1%	9.0%
Net Cash Flow	-3.0%	-0.4%	4.1%	3.7%	5.1%	27.5%	4.7%

*Excluding decrease in Bad Debt Allowance related to Long-Term Receivable.

B-14

NOTES TO SCHEDULE I

1.	The 2008 through 2012 Revenue and Expense figures were obtained from the company’s audited financial statements and those for the period ended March 31, 2013 were obtained from the internally prepared financial statements. The records are believed to be reliable but we assume no responsibility for their accuracy.

2.	The projected revenues for the next twelve months were based on the company’s recent history and management expectations. The expenses were projected based on a relationship between revenues and expenses that was consistent with past periods.

It should be noted that the results shown for the interim period ended March 31, 2013 are greatly influenced by seasonal factors and are not representative of a full year’s operations. Agricultural product sales are typically seasonal in nature with heavier sales in spring months, resulting in increased cash flow during the spring and summers months while normally reducing cash flow significantly during the fall and winter months.

For purposes of this analysis, we reviewed the financial records for the same period in the previous year to observe the effect of this seasonality relative to the full fiscal year results. Based on this observation, we placed greater weight on the operating results shown in the full fiscal year periods.

B-15

SCHEDULE II

WESTBRIDGE RESEARCH GROUP

CAPITALIZATION RATE ANALYSIS

Cost of Equity (Note 1)
Risk Free Rate	3.0%
Risk Premia:
Equity Risk Premium	6.1%
Small Stock Premium	4.2%
Company Specific Premium	4.0%
Total Cost of Equity	17.3%
After-tax Cost of Debt (Note 2)	3.3%
Weighted Average Cost of Capital	15.2%
Growth Rate (Note 3)	-3.5%
Capitalization Rate (rounded):	12.0%

B-16

NOTES TO SCHEDULE II

1.	The Summation Method builds a discount rate using the risk-free rate and multiple risk premiums. An investor must be compensated for the risk assumed-the greater the risk, the greater the required yield. The yield on long-term U.S. Treasury securities is commonly used for the risk-free rate, the first component of risk using this method. Near the date of valuation, the composite long-term yield for Treasury Bonds was approximately 3.0%.

The first risk premium relates to an investment in a portfolio of equity securities. Referencing Ibbotson Associates Stocks, Bonds, Bills, and Inflation 2013 Yearbook, the long-horizon expected equity risk premium is approximately 6.1%. The next risk premium relates to an investment in a portfolio of small company stocks. This premium has historically been approximately 4.2%. To adjust for the risk in smaller companies it is necessary to include an additional risk premium based on the characteristics of the individual business. Based on our analysis of Westbridge, a company specific risk premium of 4.0% was assigned. The sum of the factors is 17.3%.

2.	The company’s average cost of borrowing was calculated to be approximately 5.0% based on the prime interest rate plus 1.0% (but not less than 5.0%). This rate was reduced by the tax benefit to calculate an after tax cost of debt of 3.3%.

3.	To derive a capitalization rate from a discount rate the following calculation is necessary:

Discount Rate - Growth Rate = Capitalization Rate

The growth rate relates to the expected growth in cash flow without additional capital investment. This rate is based on the expected annual rate of inflation through the year 2018 as reported in the Blue Chip Economic Indicators on March 10, 2013 plus a small increment for real growth. We subtracted this growth rate from the calculated discount rate to derive a capitalization rate of 12.0%.

B-17

SCHEDULE III

WESTBRIDGE RESEARCH GROUP

CAPITALIZATION OF CASH FLOW ANALYSIS

Projected Cash Flow (Schedule I)		$336,000
Capitalization Rate (Schedule II)	÷	12.0%
Conclusion of Fair Value of the Operating Capital of Westbridge Research Group (Note 1)			$2,800,000
Add: Investments and Long Term A/R			0
Excess Working Capital			2,700,000
Deferred Tax Asset			5,000
Less: Interest-Bearing Debt			(122,190)
Conclusion of Fair Value of 100% of the Common Stock of Westbridge Research Group and Subsidiary (if freely marketable)			$5,380,000
Less: Liquidity Discount (Note 2)			$(807,000)
				Per Share
				(Diluted)

Conclusion of Fair Market Value of 100% of the Common Stock of Westbridge Research Group and Subsidiary at March 31, 2013			$4,573,000	$1.93

B-18

NOTES TO SCHEDULE III

1.	The indicated value of the Operating Capital represents the total capital investment in the Enterprise. Therefore, it is necessary to add non-operating assets, such as the company’s Investments/Long-term Account Receivable (now zero), excess working capital and to reduce this value by the outstanding debt. The allowance for excess working capital was based on the following calculation:

Current Assets:		$4,597,498
Less: Deferred Tax		0
Net Current Assets		4,597,498
Current Liabilities		831,963
Net Working Capital		3,765,535
Interim Period Allowance		(265,236)
Adjusted Working Capital			3,500,299
Projected Sales		7,200,000
Industry WC Turnover Ratio	÷	9.0
Target Working Capital			800,000
Excess Working Capital			$2,700,299

The “Interim Period Allowance” was made as a provision for seasonality. A portion of the working capital currently being held by the Company will be dissipated through the normal operating loss that is expected to be incurred in the remaining months of the fiscal year. The allowance was based on the difference between the actual EBITDA for the interim period ended March 31, 2013 and the projected EBITDA for the next full year.

For purposes of this analysis, the indicated working capital adjustment was rounded to $2.7 million. Since the Projected Cash Flow was calculated net of an allowance for Income Taxes, we also added the carrying value of the company’s Deferred Tax Asset.

2.	Because the discount rate was derived from marketable public stock activity, the Indicated Fair Value is stated on a marketable, minority basis (see text).

B-19

PRELIMINARY COPY

Annual Shareholder Meeting

of

Westbridge Research Group

10:00 am

July 19, 2013

1260 Avenida Chelsea

Vista, CA 92081

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held July 19, 2013

This Proxy Statement and our 2012 Financials to Stockholders are available at:

http://www.cstproxy.com/westbridge/2013

MARK, SIGN AND DATE YOUR PROXY CARD BELOW AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this X

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AFFECT A 1-FOR-833 REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK: FOR ☐ WITHHOLD ☐

2. ELECTION OF DIRECTORS: FOR ☐ WITHHOLD ☐

Nominees: William Fruehling, Christine Koenemann, Mark Cole

To withhold a vote for any individual nominee, strike a line through that nominee's name listed above.

3. TO APPROVE AN ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS: FOR ☐ AGAINST ☐ ABSTAIN ☐

4. TO CONSIDER AN ACT ON AN ADVISORY VOTE REGARDING THE FREQUENCY OF SHAREHOLDER APPROVAL OF THE COMPENDATION PAID TO CERTAIN EXECUTIVE OFFICERS: 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

5. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS: FOR ☐ AGAINST ☐ ABSTAIN ☐

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Label Area 4'' x 1 ½''

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE: ____________ DATE: ________ TIME: ______

Registered Quantity ____________ Broker Quantity _________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________________ Signature ____________________ Date____________, 2013.

NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ELECTION OF DIRECTORS

Christine Koenemann, 60, was elected President and has served as a Director of the Company since March 2, 1995. She has worked for the Company for the past 29 years in varying positions including Chief Financial Officer, Operations Manager, Shareholder Relations Liaison, Director of Administration, and Assistant Treasurer. She attended Indiana University School of Business and worked in retail management prior to her employment with Westbridge.

William Fruehling, 72, has served as a Director of the Company since April 1997. Mr. Fruehling was appointed Chairman of the Board November 8, 2004. Mr. Fruehling is the founder and President of Fruehling Communications, a San Diego based advertising and public relations company formed 1985. His company focuses on crop protection products for growers producing high-value crops in the United States, Europe and Asia. Prior to starting Fruehling Communications, Mr. Fruehling worked extensively in the advertising industry with regard to agribusiness. He managed the Elanco Products Crop Protection Chemical account in the Southern and Western United States, as well as the Monsanto Account with regard to Hybrid Seed Corn, for Creswell, Munsell, Fultz & Zirbel in Cedar Rapids, Iowa.

Mark Cole, 50, most recently held the position of Chief Financial Officer for Kidrobot, Inc. a privately held leader in the collectible toy and apparel art market. Prior to joining Kidrobot, Mr. Cole was at Crocs, Inc. where he led the Company’s global accounting function during its hyper growth period. Prior to Crocs, Mr. Cole held Executive level financial positions with Ashworth and Sallient Networks. Mr. Cole began his career as an audit professional with Big 4 public accounting firms and later served as Managing Director for the CPA firm of Cole & Company. Mr. Cole was appointed as a Director of the Company on April 7, 2005.

RATIFICATION OF SELECTION OF THE AUDITORS

Although not required to do so, the Board is seeking shareholder ratification of its selection of PKF to serve as the Company’s auditors for the fiscal year ending November 30, 2013. PKF has served as the Company’s auditors for nine years.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Westbridge Research Group

The undersigned hereby appoints Christine Koenemann and William Fruehling, and each of them, as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Westbridge Research Group held of record by the undersigned on May 29, 2013, at the Annual Meeting of Shareholders to be held July 19, 2013, or any adjournment thereof.

(Continued, and the be marked, dated and signed, on the other side)